Filed pursuant to Rule 424(b)(5)

Registration No. 333-204159

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated May 28, 2015)

Up to 10,415 Units Consisting of Series 4 Convertible Preferred Stock and Warrants

We are offering up to 10,415 units (the “Units”), with each Unit consisting of one share of our newly designated Series 4 convertible preferred stock (the “Series 4 Preferred”) with a stated value of $1,000 and convertible into a number of shares of our common stock equal to $1,000 divided by $0.46 and (ii) one warrant to purchase common stock in an aggregate amount equal to the number of shares of common stock into which the share of Series 4 Preferred is initially convertible (each a “Warrant”, and collectively, the “Warrants”).

The Warrants will have an exercise price per whole share of $0.67, will be exercisable upon issuance and will expire five years from the date of issuance.

The shares of Series 4 Preferred do not generally having any voting rights but are convertible into shares of common stock. The shares of Series 4 Preferred and Warrants that are part of the Units are immediately separable and will be issued separately in this offering.

We are issuing in this offering up to an aggregate of 10,415 shares of our Series 4 Preferred and 10,415 Warrants to purchase shares of common stock as components of the Units. The Series 4 Preferred included in the Units will be convertible into an aggregate of up to approximately 22,641,305 shares of common stock (subject to rounding adjustments) and the Warrants included in the Units will initially be exercisable for up to 22,641,305 shares of common stock (subject to rounding adjustments).

The Units, the Series 4 Preferred, the Warrants and the common stock underlying each such security are being registered pursuant to the registration statement of which this prospectus supplement is a part. This offering is being made on a best efforts basis and there is no minimum amount of proceeds that is a condition of closing.

For a more detailed description of the Units, see the section entitled “Description of the Securities We Are Offering” beginning on page S-45. We refer to the Units, the Series 4 Preferred, the Warrants issued hereunder and the shares of common stock issuable upon conversion of the Series 4 Preferred and upon exercise of the Warrants issued hereunder, collectively, as the securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” None of the Units, the Series 4 Preferred or the Warrants will be listed on any national securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

In addition, this prospectus supplement relates to the registration of up to an additional 34,627,066 shares of our common stock (the “Anti-Dilution Shares”), issuable upon the exercise of those certain warrants, at the applicable floor price of $0.634, issued by the Company on February 20, 2018 (the “February 2018 Warrants”) as a result of the anti-dilution protection contained therein to the holders of the February 2018 Warrants (the “February 2018 Warrant Holders”). This offering constitutes a dilutive issuance under the February 2018 Warrants and as a result the exercise price of the February 2018 Warrants shall be reduced to $0.634 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions) and result in an increase in the number of shares of common stock underlying the February 2018 Warrants from 7,660,000 to up to 42,287,066.

The Company has previously disclosed its intention to sell or divest the infrastructure of the value added reseller (“VAR”) part of its business from the indoor positioning analytics (“IPA”) business. This separation will be accomplished through a spin-off in which the Company intends to contribute its VAR business to Inpixon USA, Inpixon USA will contribute any portion of the IPA business to the Company and then the Company will distribute its entire interest in Inpixon USA to its stockholders and certain warrant holders. While the revenues from the VAR business account for approximately 93% of our total revenues, the Company believes the separation of the two entities will allow the Company to invest its capital and resources towards enhancing and developing its IPA technology in order to deliver faster innovations and grow its customer base. In addition, the spin-off of the VAR business segment will significantly reduce our operating expenses and eliminate substantially all of our trade debt allowing us to solely focus on the IPA business for which we have historically recognized lower revenues, but which we believe has greater growth potential and substantially better gross margins than the VAR business.

On April 19, 2018, the closing price of our common stock as reported by the Nasdaq Capital Market was $0.61 per share.

We have retained Roth Capital Partners, LLC to act as exclusive placement agent in connection with the offering to use its “reasonable best-efforts” to solicit offers to purchase the securities. The placement agent is not purchasing or selling any securities offered pursuant to this prospectus supplement or the accompanying prospectus. The placement agent may engage one or more brokers, dealers, or sub-agents in connection with the offering of the securities. See “Plan of Distribution” beginning on page S-48 of this prospectus supplement for more information regarding these arrangements.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page S-15 of this prospectus supplement and page 3 of the accompanying prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and as such, are eligible to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision, and therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$1,000.00	$10,415,000.00
Placement Agent’s fees (1)	$80.00	$833,200.00
Net Proceeds to us (before expenses)	$920.00	$9,581,800.00

(1)	We have agreed to pay the placement agent an aggregate cash placement fee equal to 8.0% of the gross proceeds in the offering from sales arranged by the placement agent and to reimburse certain expenses of the placement agent. For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-48 of this prospectus supplement.

We anticipate delivery of the Units will be made on or about April 24, 2018, subject to customary closing conditions.

Roth Capital Partners

The date of this prospectus supplement is April 20, 2018

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together and incorporated by reference. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the Units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” “the corporation” and the “Company” refer collectively to Inpixon, f/k/a Sysorex Global, and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and any accompanying prospectus include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”). Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this prospectus supplement as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

2018 IPA Product Development

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information and a voice-assisted analytics interface. (See additional information regarding our 2018 product development plans under the heading “Our Products and Services”).

Infrastructure Segment

In addition, in connection with the Company’s infrastructure value-added reseller segment (the “VAR Segment”), Inpixon currently resells third party hardware, software and related maintenance/warranty products and services to commercial and government customers. It includes but is not limited to, products for enterprise computing, storage, virtualization, and networking. Some of the services offered in connection with the VAR Segment include custom application/software design, architecture and development, staff augmentation, project management, business continuity, data migration, networking and information technology business consulting services. These services allow Inpixon to offer turnkey solutions that allow for the integration of third party products into existing infrastructure when requested by customers. As described below under the heading “Corporate Strategy” the Company’s strategic plans include a spin-off of its VAR Segment in order to focus its business on the other products and services described below including the development and growth of its IPA platform.

Corporate Strategy

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property (“IP”) that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and Big Data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition may also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition.

In connection with our strategic business plan, Inpixon intends to separate its value-added reseller business from the IPA business in Inpixon USA and then distribute its entire interest in Inpixon USA to Inpixon stockholders and certain warrant holders after consideration of a variety of factors including:

●	Enhanced strategic and management focus - The separation will allow both entities to more effectively pursue their distinct operating priorities and strategies and enable the management of each company to more quickly and efficiently make decisions and concentrate efforts on the unique needs of each business and pursue distinct opportunities for long-term growth and profitability. In this way, Inpixon USA’s management will be able to focus exclusively on its VAR business while the management of Inpixon will be able to grow its business of indoor positioning analytics. The separate management teams of Inpixon USA and Inpixon will also be able to focus on executing the companies’ differing strategic plans without diverting attention from the other business and will be able to do so in a more effective manner.

●	More efficient allocation of capital - The separation will permit each company to concentrate its financial resources solely on its own operations without having to compete with each other for investment capital. This will provide each company with greater flexibility to invest capital in its businesses in a time and manner appropriate for its distinct strategy and business needs and facilitate a more efficient allocation of capital.

●	Direct access to capital markets - The separation will create an independent equity structure that will afford Inpixon USA direct access to the capital markets and facilitate Inpixon USA’s ability to capitalize on its growth opportunities and, if an appropriate opportunity presents itself, to make future acquisitions utilizing its capital stock.

●	Alignment of incentives with performance objectives - The separation will facilitate incentive compensation arrangements for employees more directly tied to the performance of the relevant company’s business, and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

●

Distinct investment identity - The separation will allow investors to separately understand and value Inpixon and Inpixon USA based on their distinct businesses and investment identities. Inpixon USA’s VAR business, which provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology business consulting services, all of which allow Inpixon USA to offer turnkey solutions when requested by customers, differs from Inpixon’s indoor positioning analytics business which provides new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously to deliver visibility, security and business intelligence on any premises. The separation will enable investors to evaluate the merits, performance and future prospects of each company’s respective business and to invest in each company separately based on their distinct characteristics.

There are no assurances that, following the separation, any of the benefits described above or otherwise will be realized to the extent anticipated or at all.

A number of potentially negative factors in evaluating the separation include:

●

Loss of joint purchasing power and increased costs - As a current part of the Company, the VAR business benefits from the Company’s size and purchasing power in procuring certain goods and services, such as employee benefits, information technology services, professional services, etc. After the separation, as a separate, independent entity, either entity may be unable to obtain these goods, services and technologies at prices or on terms as favorable as those obtained prior to the separation.

●	Disruptions to the business as a result of the separation - The actions required to separate the respective businesses could disrupt the operations of each.

●	Increased significance of certain costs and liabilities - Certain costs and liabilities that were otherwise less significant to each entity as a whole will be more significant for the stand-alone company.

●

Inability to realize anticipated benefits of the separation – Neither entity may achieve the anticipated benefits of the separation for a variety of reasons, including, among others: (i) the separation will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing the business; and (iii) following the separation, the Company business will be less diversified than the business prior to the separation.

The Company believes that the potential benefits of the spin-off outweigh the negative factors. In order to effect the proposed transaction, the Company intends to distribute shares of Inpixon USA’s common stock as a dividend to holders of Inpixon’s common stock and certain other holders of Inpixon warrants that may be entitled to participate in the distribution as of a record date to be determined. The spin-off is subject to numerous conditions, including, without limitation, the effectiveness of a Form 10 registration statement with the SEC, the approval for quotation of Inpixon USA’s common stock on the OTCQB market of the OTC Markets Group, Inc., final approval from the Company’s Board of Directors, and other customary conditions. No assurance can be provided as to the timing of the completion of the spin-off or that all conditions to the spin-off will be met. Furthermore, until the distribution has occurred, the Company will have the right to terminate the distribution, even if all of the conditions are satisfied.

Corporate Structure

We have three operating subsidiaries: (i) Inpixon USA (100% ownership) based in Larkspur, California and its wholly-owned subsidiary Inpixon Federal, Inc. based in Herndon, Virginia, which focuses on the U.S. Federal government market; (ii) Inpixon Canada Corp. based in Coquitlam, British Columbia; and (iii) Sysorex India (82.5% ownership) based in Hyderabad, India.

These consolidated subsidiaries operate in the following business segments:

●	Indoor Positioning Analytics: This segment includes Inpixon’s proprietary products and services delivered on premise or in the Cloud as well as our hosted SaaS based solutions. Our Indoor Positioning Analytics product is based on a unique and patented sensor technology that detects and locates accessible cellular, Wi-Fi and Bluetooth devices and then uses a lightning fast data-analytics engine to deliver actionable insights and intelligent reports for security, marketing, asset management, etc.

●	Infrastructure: This segment includes third party hardware, software and related maintenance/warranty products and services that Inpixon resells to commercial and government customers. It includes but is not limited to products for enterprise computing; storage; virtualization; networking; etc. as well as services including custom application/software design; architecture and development; staff augmentation and project management.

Although the subsidiaries are separate legal entities, the Company is currently structured by function and organized to operate in an integrated fashion as one business.

Corporate History

The Company was formed in Nevada in April 1999.

On July 29, 2011, we acquired all of the stock of the U.S. Federal government business of the Company, which included Sysorex Federal and its subsidiary Sysorex Government, and 50.2% of the stock of the operating unit of the Company engaged in Saudi Arabian government contracts, Sysorex Arabia, LLC.

On March 20, 2013, we completed the acquisition of the assets of Lilien LLC, including all the outstanding capital stock of Lilien Systems. In conjunction with our name to Inpixon effective on March 1, 2017, Lilien Systems was renamed Inpixon USA. Inpixon USA, based in Larkspur, California, is an information technology company that provides a Big Data analytics platform and enterprise infrastructure capabilities. Inpixon USA delivers right-fit information technology solutions in enterprise computing and storage, virtualization, business continuity, networking and IT business consulting that help organizations reach their next level of business advantage.

Effective August 31, 2013, we acquired 100% of the stock of Shoom. Shoom, which was merged into Inpixon USA in January 2016, provides us with Cloud based data analytics and enterprise solutions to the media, publishing and entertainment industries.

Effective April 18, 2014, we acquired 100% of the stock of AirPatrol Corporation. AirPatrol, which was merged into Inpixon USA in January 2016, developed indoor device locationing, monitoring and management technologies for mobile devices operating on WiFi, cellular and wideband RF networks. Through AirPatrol we acquired two product lines, ZoneDefense (now rebranded “Inpixon Security”) and ZoneAware (now rebranded “Inpixon Intelligence”). These products and technologies deliver solutions to address an exploding global location-based mobile security and services (“LBS”) and real-time location systems (“RTLS”) market estimated to be more than $15.0 billion in 2016 and to grow to $77.8 billion by 2021, growing at 37.5% (Source:http://www.marketsandmarkets.com/Market-Reports/location-based-service-market-96994431.html?gclid=CKz8gKml69ICFQx6fgodTkoBNQ). Inpixon Intelligence (formerly known as AirPatrol for Retail or Zone Aware) also serves as a location-based services, sales and marketing system. The security platform connects to third party apps on a user’s mobile device that provide functions such as location-based offers, discounts and suggestive selling, VIP service functions (for hotels, resorts, casinos, etc.), and location-based information delivery such as mobile-based guided tours of historic sites, points of interest and museums, shopping center maps, building floor plans and so on. These products require no app installation for anonymous collection of behavioral data such as traffic flow, entry and exit patterns, length of stay and other business intelligence and analytics functions.

On April 24, 2015, we completed the acquisition of substantially all of the assets of LightMiner Systems, Inc. (“LightMiner”), which was in the business of developing and commercializing in-memory Structured Query Language databases. The assets acquired from LightMiner included an in-memory, real-time, data analysis system designed to perform very large, highly complex and extremely difficult calculations using off-the-shelf hardware and memory. The system supports both traditional SQL-based business intelligence and analytics applications as well as a host of integrated statistical, machine learning and artificial intelligence algorithms allowing it to provide supercomputer-like performance at competitive prices.

On December 4, 2015 and effective January 1, 2016, our Board of Directors approved the following reorganization transactions: (1) statutory mergers of AirPatrol and Shoom with and into Lilien, pursuant to which Lilien was the surviving corporation and changed its name to “Sysorex USA”; and (2) a short-form statutory merger of the Company with a newly-formed wholly-owned Nevada corporation, pursuant to which the Company changed its name to “Sysorex Global”. Immediately prior to the consummation of these mergers, the Company carried out (i) an assignment from AirPatrol to the Company of all shares of capital stock of AirPatrol Research, pursuant to which AirPatrol Research became a direct subsidiary of the Company; (ii) the amendment of AirPatrol Research’s Notice of Articles to change its name to “Sysorex Canada Corp.”; (iii) the dissolution and winding up of Sysorex Federal, in which Sysorex Federal assigned and transferred all of its assets, including all outstanding shares of capital stock of Sysorex Government, to the Company, and the Company assumed Sysorex Federal’s debts and liabilities; (iv) an assignment from the Company to Lilien of all outstanding shares of capital stock of Sysorex Government, pursuant to which Sysorex Government became a direct subsidiary of Lilien.

On November 21, 2016 we completed the acquisition of the business and certain assets of Integrio Technologies, LLC (“Integrio”) and Emtech Federal, LLC (“Emtech Federal”). Integrio, together with Emtech Federal, is an IT integration and engineering company that provides solutions for network performance, secure wireless infrastructure, software application lifecycle support, and physical cyber security for federal, state and local government agencies.

On February 27, 2017, we entered into an Agreement and Plan of Merger with Inpixon, our wholly-owned Nevada subsidiary formed solely for the purpose of changing our corporate name from Sysorex Global to Inpixon. As part of the name change, each of our subsidiaries also amended their corporate charters to change their names from Sysorex USA, Sysorex Government Services, Inc. and Sysorex Canada Corp. to Inpixon USA, Inpixon Federal, Inc. and Inpixon Canada, Inc., respectively, effective as of March 1, 2017. Also effective March 1, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-15 reverse stock split of the Company’s issued and outstanding common stock.

Effective as of December 31, 2017 the Company acquired approximately 82.5% of the outstanding equity securities of Sysorex India Limited (“Sysorex India”) from Sysorex Consulting, Inc. (“SCI”) pursuant to that certain Stock Purchase Agreement dated as of December 31, 2017 by and among the Company, SCI and Sysorex India, for aggregate consideration for the assignment by the Company of $666,000 of outstanding receivables.

On January 18, 2018, the Company sold its 50.2% interest in Sysorex Arabia to Sysorex Consulting, Inc. (“SCI”) in consideration for SCI’s assumption of 50.2% of the assets and liabilities of Sysorex Arabia, totaling approximately $11,400 and $1,031,000, respectively.

On February 2, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to increase the total number of authorized shares of common stock from 50,000,000 to 250,000,000, as approved by the Company’s stockholders at a special meeting held on February 2, 2018 and effective upon filing.

On February 2, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-30 reverse stock split of the Company’s issued and outstanding shares of common stock, effective as of February 6, 2018 (the “Reverse Stock Split”). Our common stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of trading on February 6, 2018.

Our Products and Services

We provide the following products and services that may be used by any number of businesses and government agencies.

●	LightMiner Analytics Platform — This is an advanced solution for aggregating and mining multi-terabyte Big Data sets in real time for instant insights. The product is Cloud-based so there’s nothing to install and it is fully scalable to meet even the most demanding business requirements. Our quick start analytics modules are available for a variety of industry verticals and applications.

●	Data Science and Advanced Analytics Consulting Services — Our consulting services are backed by our data science and analytics team that develops data driven solutions for the most complex challenges. Our team’s extensive experience and unique strategies allow it to leverage Big Data in new ways to uncover hidden insights and create new business opportunities.

●	Inpixon Security (formerly AirPatrol ZoneDefense) — This is a mobile security and detection product that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and if the device is not compliant, can trigger policy modification of device apps and/or features either directly or via third party mobile device, application and network management tools.

●	Inpixon Intelligence (formerly AirPatrol ZoneAware) — This is a commercial product for enabling location and/or context-based marketing services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown. Unlike other mobile locationing technologies, Inpixon technologies use passive sensors that work over both cellular and WiFi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet. Additionally, unlike geo-fencing systems, Inpixon technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day.

●	Shoom Products (eTearsheets; eInvoice, AdDelivery, ePaper) — The Shoom products are Cloud based applications and analytics for the media and publishing industry. These products also generate critical data analytics for the customers.

●	Enterprise Infrastructure Solutions and Services — These products and services help organizations tackle challenges and accelerate business goals by implementing best of breed technology solutions. We believe that our deep expertise in a broad range of infrastructure solutions, from storage and Big Data solutions to converged infrastructure and cyber security, delivers impactful results for our clients.

●	IT Services — From enterprise architecture design to custom application development and integration, Inpixon offers a variety of information technology development and implementation services including: systems integration with third-party data sources such as point of sale data; social media data; meteorological data; integration with data warehouse/data lakes; existing on-premise Wi-Fi access points; security/access-control systems; API integration with mobile device management products; and more.

2018 IPA Product Enhancements

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information and a voice-assisted analytics interface.

Blockchain Technology for Device Reputation

Our IPA platform locates, monitors and analyzes the path of all cellular, Wi-Fi, and Bluetooth devices, regardless of make, manufacturer or device type, allowing not just the ability to identify and prevent unwanted mobile devices, but also the ability to track and analyze device traffic within an indoor location. The addition of “device reputation” to our IPA platform has been an important component of our anticipated product enhancements. “Device reputation” refers to information regarding the particular history of a device, such as when a device enters a certain location, where within that location the device has travelled, the types of activities for which the device was previously used, including, but not limited to, whether the device is linked to prior fraudulent activities, and information concerning accounts that the device might be linked to.

We intend to use “blockchain technology” in order to propagate device reputation profiles. “Blockchain technology” refers to a type of decentralized “distributed ledger” or database that can be used to securely record, store, share and synchronize data or information across multiple networks in various locations. The lack of a centralized location to store information concerning a single device reputation profile results in a more secure repository for data and makes hacking or accessing that information for fraudulent purposes extremely difficult. Accessing and falsifying or otherwise using information that is stored across a network of multiple servers in different locations for fraudulent purposes would require breaching not just one server but the majority of the servers on which the information is stored making it significantly more difficult, if not impossible, to breach, thus creating a higher level of security. We intend to leverage open source blockchain technology available to us without cost, by re-engineering such technology from a transaction based schema to a behavior based schema in order to create a private proprietary code-base specifically for use within our IPA platform, to serve as a repository of “device reputation” collected in connection with our IPA platform’s analytics capabilities. The collected data regarding device behavior will be secured through conventional methods of encrypted storage allowing for tamper proof audit trails with respect to device activity and behavior. While we may decide to hire 1-3 additional employees during 2018 with greater expertise with blockchain technology, the addition of these employees is not critical to our business plans insofar as the intent is to use open source technology and consult with third parties and/or provide training for its employees on an as needed basis. We currently expect that proof of concept and the test scenario implementation of this technology within our IPA platform will be available at the middle of the second quarter of 2018.

Artificial Intelligence

In 2018, we intend to expand our use of artificial intelligence (“AI”) and machine learning to anonymously capture device identity, build a repository of device profiles and fingerprints, and offer intelligent solutions, which will continue to be refined over time, for enterprise security and marketing customers. Following this enhancement, Inpixon’s IPA AI engine will be able to assist in providing predictive, more accurate, bidirectional information to secure the indoors. Inpixon’s IPA AI engine will interface with disparate customer site data sources and the platform’s locationing data. The AI engine will apply heuristic analytical algorithms to data that is accumulated over time, identifying new patterns in device and customer behavior, and deliver this information to customers and users via IPA and/or an application program interface (“API”) in real time. For the security domain, IPA’s AI analytics will be able to identify device behavior patterns on networks that are associated with existing blacklisted devices, analyze device behavior and, after pattern matching, predictively alert users to a potentially risky device and quarantine eminent threats. Inpixon intends to incorporate the use of blockchain technology in order to deliver the blacklisted catalog and risky behavior patterns to on-premises IPA components so that detection is near instantaneous. By applying the same technology to the retail and marketing dimension, IPA’s AI engine will give managers the ability to accurately predict and quantify variance in crowd movement patterns, footfalls, and revenue for store relocations and marketing campaigns, providing Inpixon customers with the opportunity to monetize this intelligence in correlation with big data like dwell time, weather patterns, and demographics. We intend to continue to add AI and machine learning enhancements to our platform as we expand our customer base and add new big data partners to our ecosystem.

Voice-Assisted Analytics Interface

We also intend to use enterprise voice-user interface (“VUI”) technology to support our network of retail and marketing customers in making better decisions with deeper intelligence. The VUI technology in our IPA platform will perform as a digital assistant for marketers, allowing them to make quick, hands-free decisions based on vetted, predictive information provided with simple voice/speech commands while also providing a complete audit trail. While the use of platforms such as Siri, Alexa, and Google Assistant have made VUIs modern household names, Inpixon’s IPA VUI is uniquely built for the enterprise marketing space digital assistant with no monitor, no keyboard, no mouse and only an audio input/output device that functions just like a search engine, listening for keywords. While the technology itself is not revolutionary, it will modernize meetings and brainstorm sessions by speeding up intelligence gathering, with nearly instantaneous access to company information and big data, it will be able to predict outcomes based on past information, and make suggestions to keep business moving efficiently and effectively. At the same time, Inpixon’s IPA VUI will maintain a written log of all queries, seamlessly reporting all statistics back to meeting attendees through an automated email. We currently expect that proof of concept of this technology within our IPA platform will be available in the second quarter of 2018.

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

Reduced disclosure of financial information in this report, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision. Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Loan and Security Agreement

Pursuant to the terms of a Commercial Loan Purchase Agreement, dated as of August 14, 2017 (the “Purchase Agreement”), Gemcap Lending I, LLC (“GemCap”) sold and assigned to Payplant LLC, as agent for Payplant Alternatives Fund LLC (“Payplant” or “Lender”), all of its right, title and interest to that certain revolving Secured Promissory Note in an aggregate principal amount of up to $10,000,000 (the “GemCap Note”) issued in accordance with that certain Loan and Security Agreement, dated as of November 14, 2016 (the “GemCap Loan”), by and among Gemcap and the Company and its wholly-owned subsidiaries, Inpixon USA (“INPXUSA” or “Inpixon USA”) and Inpixon Federal, Inc. (“INPXF” or “Inpixon Federal,” and together with INPX and INPXUSA, the “Company”) for an aggregate purchase price of $1,402,770.16.

In connection with the purchase and assignment of the Gemcap Loan in accordance with the Purchase Agreement, the GemCap Loan was amended and restated in accordance with the terms and conditions of the Payplant Loan and Security Agreement, dated as of August 14, 2017, between the Company and Payplant (the “Loan Agreement”). The Loan Agreement allows the Company to request loans (each a “Loan” and collectively the “Loans”) from the Lender (in the manner provided therein) with a term of no greater than 360 days in amounts that are equivalent to 80% of the face value of purchase orders received (“Aggregate Loan Amount”). The Lender is not obligated to make the requested loan, however, if the Lender agrees to make the requested loan, before the loan is made, the Company must provide Lender with (i) one or more promissory notes (“Notes”) for the amount being loaned in favor of Lender, (ii) one or more guaranties executed in favor of Lender and (iii) other documents and evidence of the completion of such other matters as Lender may request. The principal amount of each Loan shall accrue interest at a 30 day rate of 2% (the “Interest Rate”), calculated per day on the basis of a year of 360 days and, when combined with all fees that may be characterized as interest will not exceed the maximum rate allowed by law Upon the occurrence and during the continuance of any event of default, interest shall accrue at a rate equal to the Interest Rate plus 0.42% per 30 days. All computations of interest shall be made on the basis of a year of 360 days. The promissory notes issued in connection with the Loan Agreement are secured by the assets of the Company pursuant to the Loan Agreement and will be satisfied in accordance with the terms of the Client Agreement.  As of April 18, 2018, the Company owes approximately $2,800 on the bank facility.

Reverse Stock Split

At a meeting of our stockholders held on February 2, 2018, our stockholders holding a majority of our outstanding voting power approved an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at an exchange ratio between 1-for -5 and 1-for-60 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and the exact exchange ratio to implement. The Board of Directors approved the implementation of a reverse stock split at a ratio of 1 for 30 effective as of February 6, 2018.

November 2017 Convertible Note

On November 17, 2017, the Company issued a $1,745,000 principal face amount convertible promissory note (the “November Note”) to an accredited investor (the “November Noteholder”) which yielded net proceeds of $1,500,000 to the Company pursuant to a Securities Purchase Agreement dated as of November 17, 2017 by and between the Company and the November Noteholder (the “November Note SPA” and together with the November Note, the “November Transaction Documents”). On January 5, 2018, the November Transaction Documents were amended pursuant to a Waiver and First Amendment Agreement (the “Waiver and Amendment Agreement”). The November Note, as amended, bears interest at the rate of 10% per year and is due 10 months after the date of issuance. In accordance with the Waiver and Amendment Agreement, the Conversion Price (as defined in the November Note) was amended to be equal to 70% of the closing bid price reported by the Nasdaq Stock Market as of the date immediately prior to each applicable conversion, subject to a floor of $3.00 (subject to adjustment). The issuance of the shares of common stock pursuant to the Waiver and Amendment Agreement was obtained at a meeting of stockholders held on February 2, 2018.

Redemptions may occur at any time after the 6 month anniversary of the date of issuance of the November Note with a minimum redemption price equal to the Conversion Price. If the conversion rate is less than the market price, then the redemptions must be made in cash. The November Note contains standard events of default and a schedule of redemption premiums and a most favored nations clause and provision which allows for adjustments upon dilutive issuances which is subject to a floor of $3.00.

Prepayments may be made on the November Note as follows:

Prepayment Date	Prepayment Amount

On or before December 31, 2017	100% of the Outstanding Balance

On or after January 1, 2018 until February 1, 2018	115% of the Outstanding Balance

On or after February 1, 2018 until the Maturity Date	120% of the Outstanding Balance

Service Provider Share Issuance

On December 6, 2017, Company entered into Subscription Agreements (the “Service Provider Agreement”) with certain service providers and vendors (the “Providers”) in connection with the issuance by the Company of an aggregate of 75,980 shares of the Company’s common stock, including 36,768 shares (the “Initial Shares”) issuable at closing and up to an additional 39,213 shares of common stock (the “Reserve Shares”, together with the Initial Shares, the “Provider Shares”) that the Providers had the right to receive subject to certain beneficial ownership limitations at a purchase price of $10.20 per Provider Share, in satisfaction of an aggregate of $775,000 payable to the Providers by the Company for services rendered. The Company did not receive any cash proceeds from the issuance and sale of the Provider Shares. The closing of the sale of the Provider Shares pursuant to the Service Provider Agreement occurred on December 7, 2017.

The Provider Shares were sold by the Company pursuant to a prospectus supplement, dated as of December 5, 2017, to the Company’s effective shelf registration statement on Form S-3, which was filed with the SEC on May 14, 2015 and declared effective on May 28, 2015 (File No. 333-204159), and a related base prospectus dated as of May 28, 2015.

January 2018 Capital Raise

On January 5, 2018, the Company entered into a Securities Purchase Agreement (the “January 2018 SPA”) with certain investors (the “January 2018 Investors”) pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 599,812 shares (the “January 2018 Shares”) of the Company’s common stock, at a purchase price of $5.31 per share (the “January 2018 Offering”) for aggregate gross proceeds of approximately $3,185,000.

Concurrently with the sale of the January 2018 Shares, pursuant to the January 2018 SPA the Company also agreed to sell warrants to purchase up to 599,812 shares (the “January 2018 Warrant Shares”) of common stock (the “January 2018 Warrants”). The aggregate gross proceeds for the sale of the January 2018 Shares and January 2018 Warrants was approximately $3.2 million. The January 2018 Warrants are exercisable at an exercise price per share equal to $6.60, subject to certain adjustments (the “January 2018 Exercise Price”), and will expire five years from the date on which the Company filed an Amendment to its Articles of Incorporation, to increase its number of authorized shares common stock such that all of the January 2018 Warrants may be exercised in full.

February 2018 Public Offering

On February 20, 2018, the Company completed a public offering for approximately $18 million in securities, consisting of an aggregate of 3,325,968 Class A Units, at a price to the public of $2.35 per Class A Unit, each consisting of one share of the Company’s common stock and a five-year warrant to purchase one share of common stock, and 10,184.9752 Class B Units, at a price to the public of $1,000 per Class B Unit, each consisting of one share of the Company’s newly designated Series 3 Convertible Preferred Stock, par value $0.001 per share with a stated value of $1,000 and initially convertible into approximately 426 shares of our common stock at a conversion price of $2.35 per share for up to an aggregate of 4,334,032 shares of common stock and warrants exercisable for the number of shares of common stock into which the shares of Series 3 Preferred is initially convertible.

The Company received approximately $18 million in gross proceeds from the offering, including $1 million in amounts payable to service providers that was satisfied with the issuance of common stock to service providers that participate in the offering, and before placement agent fees and offering expenses payable by the Company. After satisfying the amounts due to service providers and deducting placement agent fees, the net proceeds from the offering was approximately $15.4 million. The Company intends to use the net proceeds from the transactions for working capital and general corporate purposes, including research and development and sales and marketing, and if consummated, to support a divesture of the Company’s infrastructure business segment.

Legal Proceedings Update

       In addition to the matters described in our Annual Report on Form 10-K for the year ended December 31, 2017, on March 19, 2018, Inpixon was notified by Atlas Technology Group, LLC (“Atlas”) that it believes the Inpixon’s recent financing transactions completed in the first quarter of 2018 triggered the requirement for Inpixon to pay a minimum project fee in an amount equal to $1 million less certain amounts previously paid in connection with the “Tail Period” described in that certain agreement, dated September 6, 2018, by and between Inpixon and Atlas. On April 18, 2018, Atlas filed a demand for arbitration with the American Arbitration Association.  Inpixon intends to contest the case vigorously.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, and Coquitlam, British Columbia. Our Internet website is www.inpixon.com. The information on, or that can be accessed through, our website is not a part of this prospectus supplement and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

THE OFFERING

Units offered

We are offering up to 10,415 Units. Each Unit will consist of (i) one share of Series 4 Preferred Stock convertible into a number of shares of common stock equal to $1,000 divided by $0.46 and (ii) one Warrant to purchase common stock in an aggregate amount equal to the number of shares of common stock into which the share of Series 4 Preferred is initially convertible. The Series 4 Preferred Stock do not have any voting rights but are convertible into shares of common stock. The Units will not be certificated and the shares of Series 4 Preferred and Warrants part of such Units are immediately separable and will be issued separately in this offering.

Anti-Dilution Shares	Up to 34,627,066 shares of our common stock, issuable upon the exercise of the February 2018 Warrants following an increase in the number of shares of common stock underlying such February 2018 Warrants in connection with the anti-dilution protection adjustments contained therein to the February 2018 Warrant Holders.
Public Offering Price	$1,000 per Unit

Conversion price of Series 4 Preferred Stock	$0.46 per share of Series 4 Preferred.

Shares of common stock underlying the shares of Series 4 Preferred Stock	22,641,305 (subject to rounding adjustments) (1)

Anti-Dilution Protection and One-Time Reset of Series 4 Preferred Stock

The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Description of Warrants

The Warrants will have an exercise price of $0.67 per share, subject to certain adjustments. The Warrants will be immediately exercisable and will expire on the five year anniversary of the date of issuance.

The Warrants contain a full ratchet price protection feature, to the extent such Warrants have not been exercised previously, to adjust the exercise price and number of shares underlying the Warrants if shares of common stock are sold or issued for a consideration per share less than the exercise price per share then in effect (subject to certain exemptions), provided, that the exercise price will not be less than $0.124.

This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the Warrants.

Shares of common stock underlying the Warrants	22,641,305 (subject to rounding adjustments) (1)

Common Stock outstanding before this offering	9,413,333 shares as of April 20, 2018

Common Stock to be outstanding after this offering, including shares of common stock underlying shares of Series 4 Preferred Stock	32,054,638 shares(1)(2)

Registration	The Units, the Series 4 Preferred, the Warrants, the common stock underlying each such security and the Anti-Dilution Shares are being registered pursuant to the registration statement of which this prospectus supplement is a part.

Best Efforts	We have agreed to issue and sell the Units offered hereby on a “best efforts” basis with Roth Capital Partners as placement agent. The placement agent is not required to sell any specific number or dollar amount of the securities offered hereby, but will use their best efforts to sell such securities.

Use of proceeds	We estimate that the net proceeds in this offering will be approximately $9.45 million, assuming we sell the maximum amount of Units, but excluding the proceeds, if any, from the exercise of the Warrants, after deducting estimated placement agent fees and estimated offering expenses payable by us.

We expect to use the net proceeds received from this offering for working capital, general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables) and transaction expenses. Additionally, we may use a portion of the net proceeds of this offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Limitations on beneficial ownership	Notwithstanding anything herein to the contrary, no holder will be permitted to convert its Series 4 Preferred Stock or exercise its Warrants if, after such conversion or exercise, such holder would beneficially own more than 4.99% (or, upon election of purchaser prior to issuance, 9.99%) of the shares of common stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that any increase of such beneficial ownership shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived).

Nasdaq Capital Market trading symbol for our common stock	“INPX”

Participation Rights	In accordance with the rights granted to the January 2018 Investors, such investors have the right to participate in this offering in an aggregate amount of up to 30% of such financing.

February 2018 Investor Anti-Dilution Protection	Existing warrants issued by the Company on February 20, 2018 (the “February 2018 Warrants”) provide for adjustment of the then applicable exercise price if the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect, with a floor of $0.634. This offering constitutes a dilutive issuance under the February 2018 Warrants and as a result the exercise price of the February 2018 Warrants shall be reduced to $0.634 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions) and result in an increase in the number of shares of common stock underlying the February 2018 Warrants from 7,660,000 to up to 42,287,066.

No market for the Series 4 Preferred Stock or Warrants	The Units will not be certificated and the securities part of such Units are immediately separable and will be issued separately in this offering. There is no established public trading market for the Units, the Series 4 Preferred Stock or the Warrants contained in the Units issued in this offering, and we do not intend to apply to list such Units, Series 4 Preferred or Warrants on any securities exchange or automated quotation system.

Lock-up agreements	Each of our officers, directors and more than 10% beneficial owners of common stock have agreed that for a period of 180 days after the date of this prospectus supplement, they will be subject to a lockup prohibiting certain sales, transfers or hedging transactions in our securities held by them. See section titled “Lock-Up Agreements” in this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-15 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to purchase our securities.

(1)	Based on a Series 4 Preferred conversion price of $0.46 per share. Any fractional shares of common stock issued upon conversion will be rounded up to the nearest whole share unless we elect to pay such fractional share in cash, in our sole discretion. The number of shares of our common stock for which each Warrant is exercisable equals the number of shares of our common stock issuable upon conversion of a share of Series 4 Preferred at the initial conversion price included in the Units.
(2)	The number of shares of our common stock outstanding after this offering is based on 9,413,333 shares of common stock outstanding as of April 20, 2018 and excludes, as of that date:

●	105,606 shares of common stock authorized for issuance under our Amended and Restated 2011 Employee Stock Incentive Plan, as amended (the “2011 Employee Stock Incentive Plan”), of which 6,933 shares of common stock are underlying outstanding options having a weighted average exercise price of $683.32 per share and 98,673 shares of common stock are available for future issuance and up to an additional 3,000,000 shares of common stock which may be issued under the Company’s 2018 Employee Stock Incentive Plan (the “2018 Employee Stock Incentive Plan”) if implemented by the Company’s Board of Directors and 1,389 shares of common stock underlying outstanding options not under the 2011 or 2018 Employee Stock Incentive Plan having a weighted average of $1,215.00 per share;

●	8,302,590 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $3.91 per share;

●	630,139 shares (the “November Note Shares”) of restricted common stock which may be issued upon the conversion of the outstanding principal balance of $1,745,000 plus $145,416 in interest that may accrue through the maturity date of an outstanding convertible promissory note issued on November 17, 2017, as amended on January 5, 2018 (the “November Note”), at a variable rate conversion price that is equal to 70% of the closing bid price of the Company’s common stock as reported by the Nasdaq Stock Market as of the date immediately prior to each applicable conversion date subject to a floor of $3.00. The November Note is not convertible until the six month anniversary of the issue date of the November Note;

●	44,000 shares of common stock reserved for issuance to investor relations firms;

●

up to 34,627,066 additional shares of common stock underlying the February 2018 Warrants as a result of the anti-dilution protection provisions that will be triggered upon consummation of this offering; and

●	the Warrants to be issued in this offering.

Unless otherwise indicated, all information in this prospectus supplement:

●	assumes no exercise of any outstanding options or warrants to purchase our common stock; and

●	assumes no conversion of our outstanding November Note.

RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations. An investment in our common stock is speculative and involves a high degree of risk. In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus supplement.

If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties later materialize, that are not presently known to us or that we currently deem immaterial, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our common stock could decline, and investors in our common stock may lose all or part of their investment in our shares. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Consolidated Operations

We have completed five acquisitions since 2013, including Lilien, Shoom, AirPatrol, LightMiner and Integrio, and plan to pursue a spin-off of our VAR business which includes the businesses acquired from Lilien and Integrio, which may make it difficult for potential investors to evaluate our future consolidated business. Furthermore, due to the risks and uncertainties related to the acquisition of new businesses, any such acquisition does not guarantee that we will be able to attain profitability.

Between March 2013 and November 2016, we completed five acquisitions and are currently contemplating a divesture of our VAR business. Our limited combined operating history makes it difficult for potential investors to evaluate our business or prospective operations or the merits of an investment in our securities. We are subject to the risks inherent in the financing, expenditures, complications and delays characteristic of a newly combined business. These risks are described below under the risk factor titled “Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.” In addition, while the former affiliates of four of these businesses have indemnified the Company from any undisclosed liabilities, there may not be adequate resources to cover such indemnity. Furthermore, there are risks that the vendors, suppliers and customers of these acquired entities may not renew their relationships for which there is no indemnification. Accordingly, our business and success faces risks from uncertainties inherent to developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to successfully integrate the business and operations of entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We continue to integrate the operations of AirPatrol and LightMiner, and Integrio into Inpixon Federal (effective January 1, 2016, Shoom and AirPatrol were merged into Lilien, which changed its name to Sysorex USA and then to Inpixon USA on March 1, 2017) and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to continue to ensure that the Company maintains effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the acquisitions and the recent reorganization, which could have a material adverse effect on our business, financial condition and/or results of operations.

Even if we are able to successfully operate the businesses of AirPatrol and LightMiner and, to the extent that a sale or divesture of Inpixon USA is not consummated, Integrio within Inpixon Federal, we may not be able to realize the revenue and other synergies and growth that we anticipated from these acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies current and future products as expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisitions and the reorganization.

The risks arising with respect to the historic business and operations of our recent acquisition targets may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, technological and business due diligence with respect to our recent acquisition targets, we may not have appreciated, understood or fully anticipated the extent of the risks associated with the acquisitions. We have secured indemnification for certain matters from the former equity holders of Lilien, Shoom, AirPatrol and Integrio in order to mitigate the consequences of breaches of representations, warranties and covenants under the merger agreements and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us. We believe that the indemnification provisions of the merger agreements, together with any applicable holdback escrows (in the case of AirPatrol, Shoom and LightMiner) and insurance policies that we have in place will limit the economic consequences of the issues we have identified in our due diligence to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the risks of the acquisition and the costs associated with these risks may be greater than we anticipate. We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our business, liquidity, capital resources or results of operations.

A significant portion of the purchase price for our acquisition of Lilien, Shoom, AirPatrol, LightMiner and Integrio is allocated to goodwill and intangible assets that are subject to periodic impairment evaluations. An impairment loss could have a material adverse impact on our financial condition and results of operations.

The Company acquired $4.5 million of goodwill and $5.4 million of intangible assets relating to our acquisition of Lilien, $1.2 million of goodwill and $2.8 million of intangible assets relating to our acquisition of Shoom, $7.4 million of goodwill and $13.3 million of intangible assets relating to our acquisition of AirPatrol, $3.5 million of intangible assets relating to our acquisition of LightMiner and $3.3 million of goodwill and $4.9 million of intangible assets relating to our acquisition of Integrio. As required by current accounting standards, we review intangible assets for impairment either annually or whenever changes in circumstances indicate that the carrying value may not be recoverable. The risk of impairment to goodwill is higher during the early years following an acquisition. This is because the fair values of these assets align very closely with what we paid to acquire the reporting units to which these assets are assigned. As a result, the difference between the carrying value of the reporting unit and its fair value (typically referred to as “headroom”) is smaller at the time of acquisition. Until this headroom grows over time, due to business growth or lower carrying value of the reporting unit, a relatively small decrease in reporting unit fair value can trigger impairment charges. When impairment charges are triggered, they tend to be material due to the size of the assets involved. Our business would be adversely affected, and impairment of goodwill could be triggered, if any of the following were to occur: higher attrition rates than planned as a result of the competitive environment or our inability to provide products and services that are competitive in the marketplace, lower-than-planned adoption rates by customers, higher-than-expected expense levels to provide services to clients, and changes in our business model that may impact one or more of these variables. During the year ended December 31, 2016, we recorded an impairment charge for goodwill in the amount of $7.4 million. During the year ended December 31, 2017, we recorded an impairment charge for goodwill of $8.4 million.

Our acquisitions may expose us to additional liabilities, and insurance and indemnification coverage may not fully protect us from these liabilities.

Upon completion of acquisitions, we may be exposed to unknown or contingent liabilities associated with the acquired entity, and if these liabilities exceed our estimates, our results of operations and financial condition may be materially and negatively affected.

Our ability to successfully execute our business plan may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

According to our business plan we may need additional debt or equity financing. Future financings through equity offerings by us will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities. We may also issue incentive awards under employee equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations by, for example, selling certain assets or business segments.

Failure to manage or protect growth may be detrimental to our business because our infrastructure may not be adequate for expansion.

Our recent acquisitions require a substantial expansion of the Company’s systems, workforce and facilities and we anticipate that we may need to consummate additional acquisitions in connection with the expansion of our indoor positioning business. We may fail to adequately manage our anticipated future growth. The substantial growth in our operations as a result of our acquisitions has, and is expected to continue to, place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. The integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. There can be no assurance that the Company would be able to accomplish such an expansion on a timely basis. If the Company is unable to effect any required expansion and is unable to perform its contracts on a timely and satisfactory basis, its reputation and eligibility to secure additional contracts in the future could be damaged. The failure to perform could also result in contract terminations and significant liability. Any such result would adversely affect the Company’s business and financial condition.

Our financial status raises doubt about our ability to continue as a going concern.

Our cash and cash equivalents were $141,000 at December 31, 2017, compared with $1.8 million at December 31, 2016. We continue to incur significant operating losses, and management expects that significant on-going operating expenditures will be necessary to successfully implement our business plan and develop and market our products. These circumstances raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2017 are issued. Implementation of our plans and our ability to continue as a going concern will depend upon our ability to market our technology and raise additional capital.

Management believes that we have access to capital resources through possible public or private equity offerings, exchange offers, debt financings, corporate collaborations or other means. In addition, we continue to explore opportunities to strategically monetize our technology and our services, although there can be no assurance that we will be successful with such plans. We have historically been able to raise capital through equity offerings, although no assurance can be provided that we will continue to be successful in the future. If we are unable to raise sufficient capital through 2018 or otherwise, we will not be able to pay our obligations as they become due.

We previously identified a material weakness in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting, this could have a material adverse effect on our business.

We produce our consolidated financial statements in accordance with the requirements of accounting principles generally accepted in the United States, or U.S. GAAP. Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate as a publicly traded company. We, in consultation with our accounting personnel, identified a material weakness in our internal controls over financial reporting in connection with the audit of our financial statements for the year ended December 31, 2017. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We identified a material weakness in our internal control over financial reporting because we have not devoted substantial time to evaluating our process for implementing controls and identifying the impact to our consolidated financial statements of adopting ASU No. 2014-09, Revenue from Contracts with Customers as a result of limited personnel and capital resources available to devote to these efforts. We are required to adopt ASU No. 2014-09 for periods beginning as of January 1, 2018, which provides for a single five-step model to be applied to all revenue contracts with customers, and also requires substantial additional financial statement disclosures. As of the date of this filing the Company has not completed its ASC 606 implementation and as a result, cannot disclose the quantitative impact of adoption on its consolidated financial statements. Without having devoted significant time to evaluating the impact of the new standard on our consolidated financial statements, there may be more than a remote likelihood that a material misstatement and/or disclosure omission will not be prevented or detected in our interim or annual financial statements for periods beginning January 1, 2018.

We cannot be certain that we will be able to sufficiently address this material weakness or that additional material weaknesses and control deficiencies will not be discovered in the future. If the existing material weakness persists or material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our common stock to decline, which could affect the financial results that we report or create a perception that those financial results do not fairly state our financial position or results of operations. Either of those events could have an adverse effect on the value of our common stock.

Further, even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our future reporting obligations.

We will need to increase the size of our organization, and we may experience difficulties in managing growth, which could hurt our financial performance.

In addition to employees hired in connection with our recent acquisitions and any other companies which we may acquire in the future, we anticipate that we will need to expand our employee infrastructure for managerial, operational, financial and other resources at the parent company level. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

In order to manage our future growth, we will need to continue to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

We have a history of operating losses and working capital deficiency and there is no assurance that we will be able to achieve profitability or raise additional financing.

We have a history of operating losses and working capital deficiency. We have incurred recurring net losses of approximately $27.5 million and $35.0 million for the fiscal years ended 2016 and 2017, respectively. We had a working capital deficiency of approximately $21.0 million and $32.8 million as of December 31, 2016 and December 31, 2017, respectively. The continuation of our Company is dependent upon attaining and maintaining profitable operations and raising additional capital as needed, but there can be no assurance that we will be able to raise any further financing.

Our ability to generate positive cash flow from operations is dependent upon sustaining certain cost reductions and generating sufficient revenues. In that regard, our revenues have declined by approximately 75% and 15% for the quarter ended December 31, 2017 and the year ended December 31 2017, respectively, as compared to the same periods for the prior fiscal year as a result of our credit limitations with vendors and suppliers limiting our ability to process orders in our Infrastructure/VAR segment. Our management is evaluating options and strategic transactions including possibly divesting our infrastructure segment and continuing to market and promote our new products and technologies, however, there is no guarantee that these efforts will be successful or that any such transaction will be consummated or that or that we will be able to achieve or sustain profitability. We have funded our operations primarily with proceeds from public and private offerings of our common stock and secured and unsecured debt instruments. Our history of operating losses and cash uses, our projections of the level of cash that will be required for our operations to reach profitability, and the terms of the financing transactions that we completed in the past, may impair our ability to raise capital on terms that we consider reasonable and at the levels that we will require over the coming months. We cannot provide any assurances that we will be able to secure additional funding from public or private offerings or debt financings on terms acceptable to us, if at all. If we are unable to obtain the requisite amount of financing needed to fund our planned operations, it would have a material adverse effect on our business and ability to continue as a going concern, and we may have to curtail, or even to cease, certain operations. If additional funds are raised through the issuance of equity securities or convertible debt securities, it will be dilutive to our stockholders and could result in a decrease in our stock price.

The reorganization transactions we carried out in 2015 and the name change completed in 2017 may cause us to be in a technical breach of certain third-party agreements.

In 2015, we carried out a series of reorganization transactions to streamline the organizational structure within the Company and both its direct and indirect subsidiaries. In addition, in February 2017, we changed our corporate name. Although these transactions occurred solely within the Company and its subsidiaries, there still may have been an obligation to either provide notice and/or seek consent from certain third parties pursuant to the contracts we have with these parties. We have reviewed and addressed these requirements; however, our failure to comply with any of these notice or consent requirements may have left us in a technical breach, thus possibly subjecting us to potential liabilities or an early termination under the applicable contracts. As of the date of this filing there are no known breaches.

Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including those who create software programs and sales professionals. Competition for personnel, particularly those with expertise in government consulting and a security clearance, is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate. In addition, our ability to recruit, hire and indirectly deploy former employees of the U.S. Government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such former employees.

Our business is labor intensive and our success depends on our ability to attract, retain, train and motivate highly skilled employees, including employees who may become part of our organization in connection with our acquisitions. The increase in demand for consulting, technology integration and managed services has further increased the need for employees with specialized skills or significant experience in these areas. Our ability to expand our operations will be highly dependent on our ability to attract a sufficient number of highly skilled employees and to retain our employees and the employees of companies that we have acquired. We may not be successful in attracting and retaining enough employees to achieve our desired expansion or staffing plans. Furthermore, the industry turnover rates for these types of employees are high and we may not be successful in retaining, training or motivating our employees. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to accept new client engagements. Such inability may also force us to increase our hiring of independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

●	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

●	we may find that the acquired company or technologies do not improve our market position as planned;

●	we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

●	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

●	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

●	we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

●	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

●	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

●	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance or the warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Our obligations to our senior secured lender, Payplant LLC (“PayPlant”), are secured by a security interest in substantially all of our assets, so if we default on those obligations, the lenders could foreclose on, liquidate and/or take possession of our assets. If that were to happen, we could be forced to curtail, or even to cease, our operations.

We issued a revolving Secured Promissory Note to GemCap Lending I, LLC dated as of November 14, 2016 which was assigned to Payplant on August 14, 2017 together with the Amended and Restated GemCap Loan and Security Agreement: Payplant Loan and Security Agreement, dated as of August 14, 2017 (the “Payplant Loan Agreement”). As of December 31, 2017, we had approximately $1.1 million in outstanding revolving credit loans. All amounts due under the Secured Promissory Note and Debenture are secured by our assets. As a result, if we default on our obligations under the Secured Promissory Note, Payplant could foreclose on its security interest and liquidate or take possession of some or all of these assets, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease our operations.

Payplant, and the holders of convertible promissory notes (the “November 2017 Notes”) issued in November 2017 (the “November Noteholders”) have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

Payplant, and the November Noteholders have certain rights upon an event of default. With respect to Payplant, such rights include an increase in the interest rate on any advances made pursuant to the Payplant Loan Agreement, the right to accelerate the payment of any outstanding advances made pursuant to the Payplant Loan Agreement, the right to directly receive payments made by account debtors and the right to foreclose on our assets, among other rights. The Payplant Loan Agreement includes in its definition of an event of default, among other occurrences, the failure to pay any principal when due within two business days, the termination, winding up, liquidation or dissolution of any borrower, the filing of a tax lien by a governmental agency against any borrower, and any reduction in ownership of our wholly owned subsidiaries, Inpixon USA and Inpixon Federal.

The November Holders have the right to accelerate all amounts outstanding under the November 2017 Notes payable in cash in an amount equal to the greater of (a) the outstanding balance divided by $13.50 (subject to adjustment as set forth in the November 2017 Notes) on the date the note is demanded, multiplied by the VWAP on such date, or (b) the outstanding balance following multiplying the outstanding balance as of the date the applicable default occurred by (a) 15% for each occurrence of any Major Default (as defined in the November 2017 Notes), or (b) 5% for each occurrence of any Minor Default (as defined in the November 2017 Notes), and then adding the resulting product to the outstanding balance as of the date the applicable default occurred, with the sum of the foregoing then becoming the outstanding balance under the November 2017 Notes as of the date the applicable default occurred; provided that the Default Effect (as defined in the November 2017 Notes) may only be applied three (3) times with respect to Major Defaults and three (3) times with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any default pursuant to Section 4.1(b) of the November 2017 Notes. Each of the following events shall constitute an event of default: failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the November 2017 Notes; (b) failure to deliver any Lender Conversion Shares (as defined in the November 2017 Notes); (c) failure to deliver any Redemption Conversion Shares (as defined below); (d) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (e) Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (f) Company makes a general assignment for the benefit of creditors; (g) Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (h) an involuntary bankruptcy proceeding is commenced or filed against Company; (i) Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company, with certain limitations; (j) any representation, warranty or other statement made or furnished by or on behalf of the Company in connection with the issuance of the November 2017 Notes is false, incorrect, incomplete or misleading in any material respect when made or furnished; (k) the occurrence of a Fundamental Transaction (as defined in the November 2017 Notes) without lender’s prior written consent; (l) the Company fails to maintain the Share Reserve (as defined in the November 2017 Notes); (m) the Company effectuates a reverse split of its common stock without twenty (20) trading days prior written notice to lender; (n) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary or any of its property or other assets for more than $600,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by lender; (o) the Company fails to be DWAC eligible; (p) the Company fails to observe or perform any covenant set forth in the purchase agreement; and (q) the Company breaches any covenant or other term or condition contained in any Other Agreements (as defined in the November 2017 Notes).

The exercise of any of these rights upon an event of default could substantially harm our financial condition and force us to curtail, or even to cease, our operations.

If we are unable to comply with certain financial and operating restrictions required by the Payplant Loan Agreement, we may be limited in our business activities and access to credit or may default under the Payplant Loan Agreement.

Provisions in the Payplant Loan Agreement impose restrictions or require prior approval on our ability, and the ability of certain of our subsidiaries to, among other things:

●	sell, lease, transfer, convey, or otherwise dispose of any or all of our assets or collateral, except in the ordinary course of business;

●	make any loans to any person, as that term is defined in the Payplant Loan Agreement, with the exception of employee loans made in the ordinary course of business;

●	declare or pay cash dividends, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any of our Equity Interests, as defined in the Payplant Loan Agreement;

●	guarantee the indebtedness of any person;

●	compromise, settle or adjust any claims in any amount relating to any of the collateral;

●	incur, create or permit to exist any lien on any of our property or assets;

●	engage in new lines of business;

●	change, alter or modify, or permit any change, alteration or modification of our organizational documents in any manner that might adversely affect Payplant’s rights;

●	sell, assign, transfer, discount or otherwise dispose of any accounts or any promissory note payable to us, with or without recourse;

●	incur, create, assume, or permit to exist, any indebtedness or liability on account of either borrowed money or the deferred purchase price of property; and

●	make any payments of cash or other property to any affiliate.

The Payplant Loan Agreement also contains other customary covenants. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default and cause us to be unable to borrow under the Payplant Loan Agreement. In addition to preventing additional borrowings under the Payplant Loan Agreement, an event of default, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the Payplant Loan Agreement, which would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay the indebtedness would result in Payplant foreclosing on all or a portion of our assets and force us to curtail, or even to cease, our operations.

We may be subject to damages resulting from claims that the Company or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Upon completion of any acquisitions by the Company, we may be subject to claims that our acquired companies and their employees may have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers or competitors. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain products, which could severely harm our business.

Adverse judgments or settlements in legal proceedings could materially harm our business, financial condition, operating results and cash flows.

We are currently subject to pending claims for non-payment by certain vendors in an aggregate amount of approximately $13.3 million, which is approximately 144% of our total current assets. In addition, as of the date of this prospectus supplement, we have received a notice to cure in connection with the failure to pay charges of approximately $154,000 in connection with certain property lease agreements. We may also be a party to other claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements or compliance with any of a wide array of state and federal statutes, rules and regulations that pertain to different aspects of our business. We may also be required to initiate expensive litigation or other proceedings to protect our business interests. There is a risk that we will not be successful or otherwise be able to satisfactorily resolve any pending or future litigation. In addition, litigation and other legal claims are subject to inherent uncertainties and management’s view of currently pending legal matters may change in the future. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions and the differing laws and judicial proclivities regarding damage awards among the states in which we operate. Unexpected outcomes in such legal proceedings, or changes in management’s evaluation or predictions of the likely outcomes of such proceedings (possibly resulting in changes in established reserves), could have a material adverse effect on our business, financial condition, results of operations and cash flows. Due to recurring losses and net capital deficiency, our current financial status may increase our default and litigation risks and may make us more financially vulnerable in the face of pending or threatened litigation.

The loss of our Chief Executive Officer or other key personnel may adversely affect our operations.

The Company’s success depends to a significant extent upon the operation, experience, and continued services of certain of its officers, including our CEO, as well as other key personnel. While our CEO and key personnel are employed under employment contracts, there is no assurance we will be able to retain their services. The loss of our CEO or several of the other key personnel could have an adverse effect on the Company. If our CEO or other executive officers were to leave we would face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. Furthermore, we do not maintain “key person” life insurance on the lives of any executive officer and their death or incapacity would have a material adverse effect on us. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect our business.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, on our hosted Cloud infrastructure or those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Customer systems failures could damage our reputation and adversely affect our revenues and profitability.

Many of the systems and networks that we develop, install and maintain for our customers on premise or host on our infrastructure involve managing and protecting personal information and information relating to national security and other sensitive government functions. While we have programs designed to comply with relevant privacy and security laws and restrictions, if a system or network that we develop, install or maintain were to fail or experience a security breach or service interruption, whether caused by us, third-party service providers, cyber security threats or other events, we may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could cause serious harm to our reputation and prevent us from having access to or being eligible for further work on such systems and networks. Our errors and omissions liability insurance may be inadequate to compensate us for all of the damages that we may incur and, as a result, our future results could be adversely affected.

Our financial performance could be adversely affected by decreases in spending on technology products and services by our public sector customers.

Our sales to our public sector customers are impacted by government spending policies, budget priorities and revenue levels. Although our sales to federal, state and local government are diversified across multiple agencies and departments, they collectively accounted for approximately 37% and 13% of 2017 and 2016 net sales, respectively. An adverse change in government spending policies (including budget cuts at the federal level), budget priorities or revenue levels could cause our public sector customers to reduce their purchases or to terminate or not renew their contracts with us, which could adversely affect our business, results of operations or cash flows.

Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products for resale from vendor partners, which include OEMs, software publishers, and wholesale distributors. For the year ended December 31, 2017, approximately 75% of our revenue was from purchases from vendor partners as defined above. We are authorized by vendor partners to sell all or some of their products via direct marketing activities. Our authorization with each vendor partner is subject to specific terms and conditions regarding such things as sales channel restrictions, product return privileges, price protection policies and purchase discounts. In the event we were to lose one of our significant vendor partners, our business could be adversely affected. If we complete the spin-off of our VAR Business, as described herein, we anticipate that our revenues levels will decrease by approximately 90% of our historical revenue levels.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have material adverse results on our business and results of operations.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements. A failure of our business relationships could have a material adverse effect on our business and results of operations.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal control and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute actual or potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Our proprietary software is protected by common law copyright laws, as opposed to registration under copyright statutes. We have not registered copyrights on any of the software we have developed. Our performance and ability to compete are dependent to a significant degree on our proprietary technology. Our proprietary software is protected by common law copyright laws, as opposed to registration under copyright statutes. Common law protection may be narrower than that which we could obtain under registered copyrights. As a result, we may experience difficulty in enforcing our copyrights against certain third party infringements. As part of our confidentiality-protection procedures, we generally enter into agreements with our employees and consultants and limit access to, and distribution of, our software, documentation and other proprietary information. There can be no assurance that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. The laws of other countries may afford us little or no protection of our intellectual property. We also rely on a variety of technology that we license from third parties. There can be no assurance that these third party technology licenses will continue to be available to us on commercially reasonable terms, if at all. The loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing software enhancements and new development until equivalent technology could be identified, licensed or developed and integrated. Any such delays would materially and adversely affect our business.

The growth of our business is dependent on increasing sales to our existing clients and obtaining new clients, which, if unsuccessful, could limit our financial performance.

Our ability to increase revenues from existing clients by identifying additional opportunities to sell more of our products and services and our ability to obtain new clients depends on a number of factors, including our ability to offer high quality products and services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing departments. If we are not able to continue to increase sales of our products and services to existing clients or to obtain new clients in the future, we may not be able to increase our revenues and could suffer a decrease in revenues as well.

Our business depends on the continued growth of the market for IT products and services, which is uncertain.

The storage and computing and professional services segments of our business include IT products and services solutions that are designed to address the growing markets for on and off-premises services (including migrations, consolidations, Cloud computing and disaster recovery), technology integration services (including storage and data protection services and the implementation of virtualization solutions) and managed services (including operational support and client support). These markets are continuously changing. Competing technologies and services, reduction in technology refreshes or reductions in corporate spending may reduce the demand for our products and services.

Decreases, or slow growth, in the newspaper publishing industry may negatively impact our results from operation as it relates to our Cloud based applications and analytics for media and publishing.

The newspaper industry as a whole is experiencing challenges to maintain and grow print circulation and revenues. This results from, among other factors, increased competition from other media, particularly the growth of electronic media, and shifting preferences among some consumers to receive all or a portion of their news other than from a newspaper. The customer base for our Cloud based applications and analytics for media and publishing is focused on the newspaper publishing industry and therefore sales from this operating sector will be subject to the future of the newspaper industry.

Our competitiveness depends significantly on our ability to keep pace with the rapid changes in IT. Failure by us to anticipate and meet our clients’ technological needs could adversely affect our competitiveness and growth prospects.

We operate and compete in an industry characterized by rapid technological innovation, changing client needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success depends on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement IT solutions that anticipate and respond to rapid changes in technology, the IT industry, and client needs. The introduction of new products, product enhancements and distribution methods could decrease demand for current products or render them obsolete. Sales of products and services can be dependent on demand for specific product categories, and any change in demand for or supply of such products could have a material adverse effect on our net sales if we fail to adapt to such changes in a timely manner.

We operate in a highly competitive market and we may be required to reduce the prices for some of our products and services to remain competitive, which could adversely affect our results of operations.

Our industry is developing rapidly and related technology trends are constantly evolving. In this environment, we face significant price competition from our competitors. We may be unable to offset the effect of declining average sales prices through increased sales volumes and/or reductions in our costs. Furthermore, we may be forced to reduce the prices of the products and services we sell in response to offerings made by our competitors. Finally, we may not be able to maintain the level of bargaining power that we have enjoyed in the past when negotiating the prices of our services.

We face substantial competition from other national, multi-regional, regional and local value-added resellers and IT service providers, some of which may have greater financial and other resources than we do or that may have more fully developed business relationships with clients or prospective clients than we do. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, manufacturers may choose to market their products directly to end-users, rather than through IT solutions providers such as us, and this could adversely affect our business, financial condition and results of operations.

Our profitability is dependent on the rates we are able to charge for our products and services. The rates we are able to charge for our products and services are affected by a number of factors, including:

●	our clients’ perceptions of our ability to add value through our services;

●	introduction of new services or products by us or our competitors;

●	our competitors’ pricing policies;

●	our ability to charge higher prices where market demand or the value of our services justifies it;

●	procurement practices of our clients; and

●	general economic and political conditions.

If we are not able to maintain favorable pricing for our products and services, our results of operations could be adversely affected.

Sales of our IT products and services are subject to quarterly and seasonal variations that may cause significant fluctuations in our operating results, therefore period-to-period comparisons of our operating results may not be reliable predictors of future performance.

The timing of our revenues can be difficult to predict. Our sales efforts involve educating our clients about the use and benefit of the products we sell and our services and solutions, including their technical capabilities and potential cost savings to an organization. Clients typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle, which typically lasts several months, and may last a year or longer. We spend substantial time, effort and money on our sales efforts without any assurance that our efforts will produce any sales during a given period.

In addition, many of our clients spend a substantial portion of their IT budgets in the second half of the year. Other factors that may cause our quarterly operating results to fluctuate include changes in general economic conditions and the impact of unforeseen events. We believe that our revenues will continue to be affected in the future by cyclical trends. As a result, you may not be able to rely on period-to-period comparisons of our operating results as an indication of our future performance.

A delay in the completion of our clients’ budget processes could delay purchases of our products and services and have an adverse effect on our business, operating results and financial condition.

We rely on our clients to purchase products and services from us to maintain and increase our earnings, and client purchases are frequently subject to budget constraints, multiple approvals and unplanned administrative, processing and other delays. If sales expected from a specific client are not realized when anticipated or at all, our results could fall short of public expectations and our business, operating results and financial condition could be materially adversely affected.

The profit margins from our IT products and services depend, in part, on the volume of products and services sold. A failure to achieve increases in our profit margins in the future could have a material adverse effect on our financial condition and results of operations.

Given the significant levels of competition that characterize the IT reseller market, it is unlikely that we will be able to increase gross profit margins through increases in sales of IT products alone. Any increase in gross profit margins from this operating sector, if we choose to continue this sector, will depend, in part, on the growth of our higher margin businesses such as IT consulting and professional services. In addition, low margins increase the sensitivity of our results of operations to increases in costs of financing. Any failure by us to maintain or increase our gross profit margins could have a material adverse effect on our financial condition and results of operations.

Any failures or interruptions in our services or systems could damage our reputation and substantially harm our business and results of operations.

Our success depends in part on our ability to provide reliable remote services, technology integration and managed services to our clients. The operations of our IT products and services as well as our Cloud based applications and analytics are susceptible to damage or interruption from human error, fire, flood, power loss, telecommunications failure, terrorist attacks and similar events. We could also experience failures or interruptions of our systems and services, or other problems in connection with our operations, as a result of:

●	damage to or failure of our computer software or hardware or our connections;

●	errors in the processing of data by our systems;

●	computer viruses or software defects;

●	physical or electronic break-ins, sabotage, intentional acts of vandalism and similar events;

●	increased capacity demands or changes in systems requirements of our clients; and

●	errors by our employees or third-party service providers.

Our inventory management systems and related supply chain tools may not be able to forecast accurately and effectively manage supply of our products. If we ultimately determine that we have excess supply, we may have to reduce our prices and write-down inventory, which in turn could result in lower gross margins. If actual component usage and product demand are lower than the forecast, losses on manufacturing commitments in excess of forecasted demand may be accrued.

Any production interruptions for any reason, such as a natural disaster, epidemic, capacity shortages, or quality problems, at one of our manufacturing partners would negatively affect sales of product lines manufactured by that manufacturing partner and adversely affect our business and operating results.

Any interruptions in our systems or services could damage our reputation and substantially harm our business and results of operations. While we maintain disaster recovery plans and insurance with coverage we believe to be adequate, claims may exceed insurance coverage limits, may not be covered by insurance or insurance may not continue to be available on commercially reasonable terms.

Some of our services and solutions involve storing and replicating mission-critical data for our clients and are highly technical in nature. If client data is lost or corrupted, our reputation and business could be harmed.

Our IT data center and technology integration services and Software-as-a-Service solutions include storing and replicating mission-critical data for our clients. The process of storing and replicating that data within their data centers or at our facilities is highly technical and complex. If any data is lost or corrupted in connection with the use of our products and services, our reputation could be seriously harmed and market acceptance of our IT solutions could suffer. In addition, our solutions have contained, and may in the future contain, undetected errors, defects or security vulnerabilities. Some errors in our solutions may only be discovered after a solution has been in use by clients. Any errors, defects or security vulnerabilities discovered in our solutions after use by clients could result in loss of revenues, loss of clients, increased service and warranty cost and diversion of attention of our management and technical personnel, any of which could significantly harm our business. In addition, we could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and adversely affect the market’s perception of us and our service offerings and solutions.

We do not have long-term recurring revenue generating contracts with our clients that utilize our IT products and services, and such clients may cease providing new purchase orders at any time or reduce the amount of purchases they make that would depress the revenues we receive from our IT products and services and harm our results of operations.

Our operations depend upon our relationships with our clients. Revenues from out IT products and services are typically driven by purchase orders received every month. The majority of revenues from our IT products and services come from one time purchase orders that do not guarantee any future recurring revenues. Approximately 24% of such revenues are recurring and based on contracts that range from 1-5 years for warranty and maintenance support. For these contracts the customer is invoiced one time and pays up front for the full term of the warranty and maintenance contract. Revenue from these contracts is determinable ratably over the contract period with the unearned revenue recorded as deferred revenue and amortized over the contract period. Clients with these types of contracts may cease providing new purchase orders at any time, may elect not to renew such contracts, cancel and request a refund of maintenance/warranty services that have not yet been provided (upon 30 days advance written notice) or reschedule purchases. If clients cease providing us with new purchase orders, diminish the services purchased from us, cancel executed purchase orders or delay future purchase orders, revenues received from the sale of our IT products and services would be negatively impacted, which could have a material adverse effect on our business and results of operations. There is no guarantee that we will be able to retain or generate future revenue from our existing clients or develop relationships with new clients.

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

Our top three customers accounted for approximately 26% and 40% of our gross revenue during the years ended December 31, 2017 and 2016, respectively. One customer accounted for 28% of our gross revenue in 2016, was a significant contributor in 2017 however this customer may or may not continue to be a significant contributor to revenue in 2018. The loss of a significant amount of business from one of our major customers would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant clients or projects in any one period may not continue to be significant clients or projects in other periods. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

Consolidation in the industries that we serve or from which we purchase could adversely affect our business.

Some of the clients we serve may seek to achieve economies of scale by combining with or acquiring other companies. If two or more of our current clients combine their operations, it may decrease the amount of work that we perform for these clients. If one of our current clients merges or consolidates with a company that relies on another provider for its consulting, systems integration and technology, or outsourcing services, we may lose work from that client or lose the opportunity to gain additional work. If two or more of our suppliers merge or consolidate operations, the increased market power of the larger company could also increase our product costs and place competitive pressures on us. Any of these possible results of industry consolidation could adversely affect our business.

The loss of any key manufacturer or distributor relationships, or related industry certifications, could have an adverse effect on our business.

As part of our end-to-end IT solutions, we are authorized resellers of the products and services of leading IT manufacturers and distributors. In many cases, we have achieved the highest level of relationship the manufacturer or distributor offers. In addition, our employees hold certifications issued by these manufacturers and by industry associations relating to the configuration, installation and servicing of these products. We differentiate ourselves from our competitors by the range of manufacturers and distributors we represent, the relationship level we have achieved with these manufacturers and distributors and the scope of the manufacturer and industry certifications our employees hold. There can be no assurance that we will be able to retain these relationships with our manufacturers and distributors, that we will be able to retain the employees holding these manufacturer and industry certifications, or that our employees will maintain their manufacturer or industry certifications. The loss of any of these relationships or certifications could have a material adverse effect on our business.

We may experience a reduction in the incentive programs offered to us by our vendors. Any such reduction could have a material adverse effect on our business, results of operations and financial condition.

We receive payments and credits from vendors, including consideration pursuant to volume sales incentive programs and marketing development funding programs. These programs are usually of finite terms and may not be renewed or may be changed in a way that has an adverse effect on us. Vendor funding is used to offset, among other things, inventory costs, cost of goods sold, marketing costs and other operating expenses. Certain of these funds are based on our volume of net sales or purchases, growth rate of net sales or purchases and marketing programs. If we do not grow our net sales or if we are not in compliance with the terms of these programs, there could be a material negative effect on the amount of incentives offered or paid to us by vendors. No assurance can be given that we will continue to receive such incentives or that we will be able to collect outstanding amounts relating to these incentives in a timely manner, or at all. Any sizeable reduction in, the discontinuance of, or a significant delay in receiving or the inability to collect such incentives, particularly related to incentive programs with one of our largest partners, Hewlett-Packard Company, could have a material adverse effect on our business, results of operations and financial condition. If we are unable to react timely to any fundamental changes in the programs of vendors, including the elimination of funding for some of the activities for which we have been compensated in the past, such changes would have a material adverse effect on our business, results of operations and financial condition.

We may need additional cash financing and any failure to obtain cash financing, could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We expect that we will need to raise funds in order to continue our operations and implement our plans to grow our business. However, if we decide to seek additional capital, we may be unable to obtain financing on terms that are acceptable to us or at all. If we are unable to raise the required cash, our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges could be limited.

We rely on inventory financing and vendor credit arrangements for our daily working capital and certain operational functions, the loss of which could have a material adverse effect on our future results.

We rely on inventory financing and vendor financing arrangements for daily working capital and to fund equipment purchases for our technology sales business. The loss of any of our inventory financing or vendor credit financing arrangements, a reduction in the amount of credit granted to us by our vendors, or a change in any of the material terms of these arrangements could increase our need for and the cost of working capital and have a material adverse effect on our future results. These credit arrangements are discretionary on the part of our creditors and require the performance of certain operational covenants. There can be no assurance that we will continue to meet those covenants and failure to do so may limit availability of, or cause us to lose, such financing. There can be no assurance that such financing will continue to be available to us in the future on acceptable terms.

If we cannot collect our receivables or if payment is delayed, our business may be adversely affected by our inability to generate cash flow, provide working capital or continue our business operations.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for products received from us and any work performed by us. The timely collection of our receivables allows us to generate cash flow, provide working capital and continue our business operations. Our clients may fail to pay or delay the payment of invoices for a number of reasons, including financial difficulties resulting from macroeconomic conditions or lack of an approved budget. An extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to timely collect our receivables from our clients for any reason, our business and financial condition could be adversely affected.

If our location based security and detection and context aware marketing products fail to satisfy customer demands or to achieve increased market acceptance our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products, particularly our location based security and detection and context aware marketing products are critical to our continued success. Demand for these products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the mobile device management market. We expect the proliferation of mobile devices to lead to an increase in the data security demands of our customers, and our products may not be able to scale and perform to meet those demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of these products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in our location based security and detection products or services or the failure of such products or services to prevent a security breach, could harm our reputation and adversely impact our results of operations.

Because our location based security products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to advanced persistent threats (“APTs”) or security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ hardware products and thereby leave customers vulnerable to APTs or security attacks.

Any defects, errors or vulnerabilities in our products could result in:

●	Expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	Delayed or lost revenue;

●	Loss of existing or potential customers or partners;

●	Increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	Litigation, regulatory inquiries, or investigations that may be costly and harm our reputation

Our Cloud strategy, including our Software as a Service (SaaS), Platform as a Service (PaaS), Infrastructure as a Service (IaaS) and Data as a Service (DaaS) offerings, may adversely affect our revenues and profitability.

We offer customers a full range of consumption models including the deployment of our products via our Cloud based SaaS, PaaS, IaaS and DaaS offerings. These business models continue to evolve, and we may not be able to compete effectively, generate significant revenues or maintain the profitability of our Cloud offerings. Additionally, the increasing prevalence of Cloud and SaaS delivery models offered by us and our competitors may unfavorably impact the pricing of our on-premises enterprise software offerings and our Cloud offerings, and has a dampening impact on overall demand for our on-premises software product and service offerings, which could reduce our revenues and profitability, at least in the near-term. If we do not successfully execute our Cloud computing strategy or anticipate the Cloud computing needs of our customers, our reputation as a cloud services provider could be harmed and our revenues and profitability could decline.

Our Cloud offerings are generally purchased by customers on a subscription basis and revenues from these offerings are generally recognized ratably over the term of the subscriptions. The deferred revenue that results from sales of our Cloud offerings may prevent any deterioration in sales activity associated with our Cloud offerings from becoming immediately observable in our consolidated statement of operations. This is in contrast to revenues associated with our new software licenses arrangements whereby new software licenses revenues are generally recognized in full at the time of delivery of the related software licenses. We incur certain expenses associated with the infrastructures and marketing of our Cloud offerings in advance of our ability to recognize the revenues associated with these offerings. As customer demand for our Cloud offerings increases, we experience volatility in our reported revenues and operating results due to the differences in timing of revenue recognition between our new software licenses arrangements and Cloud offering arrangements.

Our current research and development efforts may not produce successful products or features that result in significant revenue, cost savings or other benefits in the near future. If we do not realize significant revenue from our research and development efforts, our business and operating results could be adversely affected.

Developing products and related enhancements in our field is expensive. Investments in research and development may not result in significant design improvements, marketable products or features or may result in products that are more expensive than anticipated. We may not achieve the cost savings or the anticipated performance improvements expected, and we may take longer to generate revenue from products in development, or generate less revenue than expected.

Our future plans include significant investments in research and development and related product opportunities. Our management believes that we must continue to dedicate a significant amount of resources to research and development efforts to maintain a competitive position. However, we may not receive significant revenue from these investments in the near future, or these investments may not yield the expected benefits, either of which could adversely affect our business and operating results.

Misuse of our products could harm our reputation.

Our products, particularly our location based security and detection and context aware marketing may be misused by customers or third parties that obtain access to such products. For example, these products could be used to protect information kept by criminals from government agencies. Such use of these products for censorship could result in negative press coverage and negatively affect our reputation.

If the general level of advanced attacks declines, or is perceived by current or potential customers to have declined, this could harm our location based security and detection operating segment, and our financial condition, operating results and growth prospects.

Our location based security and detection operating segment is substantially dependent upon enterprises and governments recognizing that APTs and other security attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises and governments have increased market awareness of the problem of APTs and security attacks and help to provide an impetus for enterprises and governments to devote resources to protecting against attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If APTs and other security attacks were to decline, or enterprises or governments perceived that the general level of attacks has declined, our ability to attract new customers and expand its offerings for existing customers could be materially and adversely affected, which would, in turn, have a material adverse effect on our financial condition, results of operations and growth prospects.

If our location based security and detection products do not effectively interoperate with our customers’ IT infrastructure, installations could be delayed or cancelled, which would harm our financial condition, operating results and growth prospects.

Our products must effectively interoperate with our customers’ existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a company’s infrastructure, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure, we may have to modify its software or hardware so that our products will interoperate with the infrastructure of our customers. In such cases, our products may be unable to provide significant performance improvements for applications deployed in the infrastructure of our customers. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, other customers may require products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or competitors sooner achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

Failure to protect our intellectual property rights could adversely affect our financial condition, operating results and growth prospects.

The success of our business depends, in part, on our ability to protect proprietary methods and technologies that we develop under patent and other intellectual property laws of the United States so that we can prevent others from using our inventions and proprietary information. If we or our subsidiaries fail to protect intellectual property rights adequately, competitors might gain access to our technology, and our business might be adversely affected. However, defending our intellectual property rights might entail significant expenses. Any patents issued in the future may not provide us with any competitive advantages, and our patent applications may never be granted. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are complex and often uncertain. Our inability to protect our property rights could adversely affect our financial condition, operating results and growth prospects.

We depend on the U.S. government for a substantial portion of our business and government budget impasses together with changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

A substantial portion of our U.S. revenues from our operations have been from and will continue to be from sales and services rendered directly or indirectly to the U.S. Government. Consequently, our revenues are highly dependent on the Government’s demand for computer systems and related services. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs with the Department of Defense (DoD), as well as a broad range of programs with the Federal Bureau of Investigation (FBI), Bureau of Prisons, National Institute of Health (NIH), National Aeronautics and Space Administration (NASA), Department of Homeland Security, the Intelligence Community and other departments and agencies. Cost cutting including through consolidation and elimination of duplicative organizations and insurance has become a major initiative for DoD. The funding of our programs is subject to the overall U.S. Government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions. It is expected that U.S. Government spending on IT will decrease from 6% Compound Annual Growth Rate (CAGR) during the first decade of the 21st Century to 3%. (Source: Market Research Media — U.S. Federal IT Market Forecast 2013-2018). The overall level of U.S. defense spending increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan. However, with the winding down of both wars, defense spending levels are becoming increasingly difficult to predict and are expected to be affected by numerous factors. Such factors include priorities of the Administration and the Congress, and the overall health of the U.S. and world economies and the state of governmental finances.

The Budget Control Act of 2011 enacted 10-year discretionary spending caps which are expected to generate over $1 trillion in savings for the U.S. Government, a substantial portion of which comes from DoD baseline spending reductions. In addition, the Budget Control Act of 2011 provides for additional automatic spending cuts (referred to as “sequestration”) totaling $1.2 trillion over nine years which were implemented beginning in the U.S. Government fiscal year ending September 30, 2013 (GFY13). These reduction targets will further reduce DoD and other federal agency budgets. Although the Office of Management and Budget has provided guidance to agencies on implementing sequestration cuts, there remains much uncertainty about how exactly sequestration cuts will be implemented and the impact those cuts will have on contractors supporting the government. We are not able to predict the impact of future budget cuts, including sequestration, on our Company or our financial results. However, we expect that budgetary constraints and concerns related to the national debt will continue to place downward pressure on DoD spending levels and that implementation of the automatic spending cuts without change will reduce, delay or cancel funding for certain of our contracts - particularly those with unobligated balances - and programs and could adversely impact our operations, financial results and growth prospects.

A significant reduction in defense spending could have long-term consequences for our size and structure. In addition, reduction in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition. In addition, we are involved in U.S. Government programs which are classified by the U.S. Government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

The U.S. government systems integration business is intensely competitive and we may not be able to win government bids when competing against much larger companies, which could reduce our revenues.

Large computer systems integration contracts awarded by the U.S. Government are few in number and are awarded through a formal competitive bidding process, including indefinite delivery/indefinite quantity (IDIQ), GSA Schedule and other multi-award contracts. Bids are awarded on the basis of price, compliance with technical bidding specifications, technical expertise and, in some cases, demonstrated management ability to perform the contract. There can be no assurance that the Company will win and/or fulfill additional contracts. Moreover, the award of these contracts is subject to protest procedures and there can be no assurance that the Company will prevail in any ensuing legal protest. The Company’s failure to secure a significant dollar volume of U.S. Government contracts in the future would adversely affect our Inpixon Federal subsidiary.

The U.S. Government systems integration business is intensely competitive and subject to rapid change. The Company competes with a large number of systems integrators, hardware and software manufacturers, and other large and diverse companies attempting to enter or expand their presence in the U.S. Government market. Many of the existing and potential competitors have greater financial, operating and technological resources than the Company. The competitive environment may require us to make changes in our pricing, services or marketing. The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, or that may be awarded, but for which we do not receive meaningful revenues. Accordingly, our success depends on our ability to develop services and products that address changing needs and to provide people and technology needed to deliver these services and products. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our customers. Our response to competition could cause us to expend significant financial and other resources, disrupt our operations and strain relationships with partners, any of which could harm our business and/or financial condition.

Inpixon Federal’s financial performance is dependent on our ability to perform on our U.S. government contracts, which are subject to termination for convenience, which could harm our results of operations and financial condition.

Inpixon Federal’s financial performance is dependent on our performance under our U.S. Government contracts. With the Integrio acquisition the Company’s government contract revenue has increased significantly and represents approximately 67% of its revenue during the year ended December 31, 2017. Government customers have the right to cancel any contract at their convenience. An unanticipated termination of, or reduced purchases under, one of the Company’s major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition. If one of our contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor. The termination or cancellation of U.S. Government contracts, no matter what the reason, could harm our results of operations and financial condition.

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. government contracts, disqualification from bidding on future U.S. government contracts and suspension or debarment from U.S. government contracting that could adversely affect our financial condition.

We must comply with laws and regulations relating to the formation, administration and performance of U.S. Government contracts, which affect how we do business with our customers and may impose added costs on our business. U.S. Government contracts generally are subject to: (i) the Federal Acquisition Regulation (FAR), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. Government; (ii) department-specific regulations that implement or supplement FAR, such as the DoD’s Defense Federal Acquisition Regulation Supplement (DFARS); and (iii) other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. Government contracts. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (DCAA) and Defense Contract Management Agency (DCMA). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. Government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. Government agencies. The termination of any of the Company’s significant government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect the Company’s business and financial condition.

The U.S. government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. Government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. Government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts expire and are subject to a renewed bidding process. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

We may incur cost overruns as a result of fixed priced government contracts, which would have a negative impact on our operations.

Most of our U.S. Government contracts are multi-award, multi-year IDIQ task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements, are typically competed over among multiple awardees and force us to carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts. If we are unable to control costs or if our initial cost estimates are incorrect, we can lose money on these contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations. The U.S. Government has the right to enter into contract with other suppliers, which may be competitive with the Company’s IDIQ contracts. The Company also performs fixed priced contracts under which the Company agrees to provide specific quantities of products and services over time for a fixed price. Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that the Company will realize over the term of such contracts.

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

We may fail to obtain and maintain necessary security clearances, which may adversely affect our ability to perform on certain U.S. government contracts and depress our potential revenues.

Many U.S. Government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships either as a prime contractor or subcontractor eliminate or reduce their work with us, or if the U.S. Government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. Government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. Government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. Government.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

Our foreign operations pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. We have foreign operations in the Middle East which we are winding down. At the same time, we provide our products and services to customers worldwide and expect to do business in South Asia. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (ITAR) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. Government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. Government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;

●	multiple and possibly overlapping and conflicting tax laws;

●	restrictions on movement of cash;

●	the burdens of complying with a variety of national and local laws;

●	political instability;

●	currency fluctuations;

●	longer payment cycles;

●	restrictions on the import and export of certain technologies;

●	price controls or restrictions on exchange of foreign currencies; and

●	trade barriers.

Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act (FCPA), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

As a U.S. defense contractor we are vulnerable to security threats and other disruptions that could negatively impact our business.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity. We are continuously exposed to cyber-attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well-funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cyber security threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. We may experience similar security threats to the information and technology systems that we develop, install or maintain under customer contracts. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world.  Weak economic conditions generally, sustained uncertainty about global economic conditions, concerns about future U.S. government budget impasses or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows.  Concerns over inflation, energy costs, geopolitical issues and the availability of credit, in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices and wavering business and consumer confidence, have precipitated an economic slowdown and a global recession. Domestic and international equity markets have been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on our business. In the event of extreme prolonged market events, such as the global economic recovery, we could incur significant losses.

The Company intends to use open source blockchain technology in its IPA platform.  This technology has been scrutinized by regulatory agencies and therefore we may be impacted by unfavorable regulatory action in one or more jurisdictions.

The Company intends to use open source blockchain technology as a secure repository for “device reputation” acquired by its IPA platform. Blockchain technologies have been the subject of scrutiny by various regulatory bodies around the world. The Company could be impacted by one or more regulatory inquiries or actions, including but not limited to restrictions on the use of blockchain technology, which could impede or limit the use of this technology within our product offerings.

We intend to use and leverage open source technology in our IPA platform which may create risks of security weaknesses.

Some parts of our technology may be based on open-source technology, including the blockchain technology that we intend to use in our IPA platform, There is a risk that the development team, or other third parties may intentionally or unintentionally introduce weaknesses or bugs into the core infrastructure elements of our technology solutions interfering with the use of such technology or causing loss to the Company.

The use of new and untested technologies, including blockchain technology, may result in risks that we may not be able to currently anticipate.

Blockchain technology is a relatively new and untested technology. In addition to the risks set forth here, there are risks with the use of this technology that the Company cannot anticipate. Risks may further materialize as unanticipated combinations or variations from the risks set forth here.

We may not be able to develop new products or enhance our product to keep pace with our industry’s rapidly changing technology and customer requirements.

The industry in which we operate is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving performance and cost-effectiveness. New technologies, techniques or products could emerge that might offer better combinations of price and performance than the blockchain technology solutions that are being developed by the Company. It is important that we anticipate changes in technology and market demand. If we do not successfully innovate and introduce new technology into our anticipated technology solutions or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Risks Associated with this Offering

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the conversion price per share of the Series 4 Preferred and the “adjusted” net tangible book value per share after giving effect to the offering. Our net tangible book value as of December 31, 2017 was approximately ($34.2 million), or $(35.55) per share of our common stock based on shares outstanding. Giving effect to the sale of 10,415 Units at a price of $1,000 per Unit, and assuming the conversion of all the shares of Series 4 Preferred sold in the offering, after deducting placement agent fees and estimated offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately ($26.1 million), or ($1.11) per share of our common stock. This calculation excludes the proceeds, if any, from the exercise of the Warrants issued in this offering. This amount represents an increase in net tangible book value of $34.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.57 per share to investors in this offering. If outstanding options and warrants to purchase our common stock are exercised, you will experience additional dilution. See the section entitled “Dilution” below.

Our management might not use the proceeds of this offering effectively and regardless, we may be required to seek additional financing.

Our management has broad discretion over the use of proceeds of this offering. In addition, our management has not designated a specific use for a substantial portion of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds in ways that do not improve our operating results. Accordingly, we may need to obtain additional funding in connection with our continuing operations. We may raise this additional funding through the sale of equity, debt financings or other capital sources, including potential collaborations with other companies or other strategic transactions and funding under government or other contracts. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to pursue our business plan. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Our issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our common stock to decline, and our stockholders may not agree with our financing plans or the terms of such financings.

There is no established public market for the Series 4 Preferred or the Warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the Series 4 Preferred or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list either the Series 4 Preferred or the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series 4 Preferred and the Warrants will be limited.

The Warrants may not have any value.

The Warrants issued in this offering will be immediately exercisable and expire on the fifth anniversary of the date of issuance. The Warrants will have an initial exercise price per share equal to $0.67. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of our Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Securities

We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this annual report. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Commission following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We do not intend to pay cash dividends to our stockholders, so it is unlikely that stockholders will receive any return on their investment in our Company prior to selling stock in the Company.

We have never paid any dividends to our common stockholders as a public company. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in the Company will likely depend entirely upon any future appreciation. As a result, you will not receive any return on your investment prior to selling your shares in our Company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our Company.

Anti-Takeover, Limited Liability and Indemnification Provisions

Some provisions of our Articles of Incorporation and Bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Under our Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Our Board of Directors has the ability to authorize “blank check” preferred stock without future shareholder approval. This makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in the Company. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or

●	effecting an acquisition that might complicate or preclude the takeover.

Nevada Anti-Takeover Law may discourage acquirers and eliminate a potentially beneficial sale for our stockholders.

We are subject to the provisions of Section 78.438 of the Nevada Revised Statutes concerning corporate takeovers. This section prevents many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 5% of our assets, and an interested stockholder includes a stockholder who owns 10% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

●	the transaction in which the stockholder became an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder attained that status;

●	on consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

●	on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

Following consummation of our initial public offering, we became subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports, proxy statements, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer are required to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to enhance appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies. Additionally, in the event we are no longer a smaller reporting company, as defined under the Exchange Act, and we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent registered public accountants’ certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be listed on The Nasdaq Capital Market.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan and complete prospective acquisitions;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock (particularly following effectiveness of this registration statement);

●	operating results that fall below expectations;

●	regulatory developments;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results;

●	our inability to develop or acquire new or needed technologies;

●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

●	the development and sustainability of an active trading market for our common stock; and

●	any future sales of our common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our shares of common stock may be thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, investor relations firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. As of March 20, 2018, approximately 9,316,320 shares of common stock of the 9,339,291 shares outstanding were free trading.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In addition, as of April 20, 2018, there were 8,302,590 shares subject to outstanding warrants, 6,933 shares subject to outstanding options under the 2011 Employee Stock Incentive Plan, 1,389 shares subject to options not under any of the Company’s equity plans, 630,139 shares issuable upon the conversion of the November Note, 44,000 shares of common stock reserved for issuance to service providers, an additional 98,673 shares reserved for future issuance under the 2011 Employee Stock Incentive Plan, up to 34,627,066 additional shares of common stock underlying the February 2018 Warrants as a result of the anti-dilution protection provisions that will be triggered upon consummation of this offering and up to an additional 3,000,000 shares of common stock which may be issued under the 2018 Employee Stock Incentive Plan that will become, or have already become, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, the lock-up agreements and Rule 144 under the Securities Act.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot satisfy Nasdaq’s continued listing requirements in the future.

On May 19, 2017, we received written notice from the Listing Qualifications Staff of Nasdaq notifying us that we no longer comply with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) or any alternatives to such requirement.

On October 24, 2017, the Company received notification (the “Staff Delisting Determination”) from Nasdaq that it has not regained compliance with the Minimum Stockholders’ Equity Requirement. The Company appealed the Staff Delisting Determination and requested a hearing that was held on December 7, 2017. As a result, the suspension and delisting was stayed pending the issuance of a written decision by the Nasdaq Hearings Panel (the “Panel”).

By decision dated December 14, 2017, the Panel granted the Company’s request for a further extension, through April 23, 2018, to evidence compliance with the $2,500,000 stockholders’ equity requirement. The Company’s continued listing on Nasdaq through April 23, 2018 and thereafter is subject to the Company’s compliance with certain interim milestones, which, if not timely satisfied, may result in the delisting of the Company’s common stock from Nasdaq.

As of December 31, 2017, we had a stockholder’s deficit equal to $18,853,000 and therefore, were not compliant with the stockholder’s equity requirement as of such date. While we have raised net proceeds of approximately $18 million since December 31, 2018 prior to taking into account the securities issued in this Offering, we are pursuing actions to cure the deficiency including, but not limited to the contemplated spin-off of our Infrastructure segment and the consummation of this offering, but there are no assurances that any such transaction will be consummated or that the transaction will be sufficient to satisfy Nasdaq or that the Company will be able to sustain compliance in the long term. If we are unable to complete such transactions in an amount that will be sufficient to satisfy our stockholders’ equity requirement and ensure the Nasdaq panel that we will be able to maintain compliance with the Minimum Stockholders’ Equity Requirement by April 23, 2018, our common stock may be immediately delisted, which could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from Nasdaq could also result in negative publicity and could also make it more difficult for us to raise additional capital. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

On August 14, 2017, we received a deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had a grace period of 180 calendar days, or until February 12, 2018, to regain compliance with the minimum closing bid price requirement for continued listing. We effected a 1-for-30 reverse stock split on February 6, 2018 in response to our non-compliance with the minimum bid price requirement and as of the date of this filing we have achieved compliance with the minimum bid price requirement, however, since then market price for or common stock has declined to less than $1.00. Therefore there are no assurances that we will be able to continue to maintain such compliance.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive common stock or the perception that such sales could occur.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity research analysts downgrade our common stock or if they issue other unfavorable commentary or cease publishing reports about us or our business.

Risks Related to the Spin-Off

The proposed spin-off of our VAR business may not be completed on the currently contemplated timeline or terms, or at all, may be more expensive than anticipated and may not achieve the intended benefits.

The proposed spin-off of our VAR business via our wholly-owned subsidiary, Inpixon USA, is subject to final board approval of the terms of such transaction, SEC clearance, market and certain other conditions, and there can be no assurance as to whether or when such a transaction will occur. Unforeseen developments, including possible delays in obtaining various tax and regulatory approvals or clearances, could delay or prevent the proposed separation or cause the proposed separation to occur on terms or conditions that are less favorable and/or different than expected. We expect the process of completing such transaction will be time-consuming and involve significant costs and expenses, which may be significantly higher than what we currently anticipate, may increase in the event that the timing of the transaction is delayed and may not yield a benefit if the transaction is not completed. Executing the proposed transaction, as well as performing our obligations under any transition services agreement entered into with Inpixon USA for a period of time after the separation, will require significant time and attention from our senior management and employees, which could adversely affect our business, financial results and results of operations.

Separating the businesses may also result in dis-synergies post-separation that could negatively impact the balance sheet, income statement and cash flows of each business. Moreover, we may not realize some or all of the anticipated strategic, financial, operational, marketing or other benefits from the separation, which could materially and adversely affect our business, financial condition and results of operations and lead to increased volatility in the price of our common stock.

If the distribution, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, the Company, our stockholders, Inpixon USA and Inpixon USA stockholders could be subject to significant tax liabilities, and, in certain circumstances, the Company could be required to indemnify Inpixon USA for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement.

We believe that the spin-off may qualify as a transaction that is generally tax-free to our stockholders for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the U.S. Internal Revenue Code of 1986, as amended. We anticipates that a corporate level gain is likely to be triggered as a result of both pre and post-spin financings and potentially as a result of certain internal restructurings contemplated in anticipation of the spin-off, but this gain should be largely or entirely offset by existing net operating losses. There are no assurances, however, that the Internal Revenue Service will not challenge such conclusion or that a court would sustain such a challenge.

If the spin-off, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, we and our stockholders could be subject to significant tax liabilities, and, in certain circumstances, the Company could be required to indemnify Inpixon USA for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement.

If the spin-off, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, the Company would recognize taxable gain as if it had sold the Company’s common stock in a taxable sale for its fair market value, and Inpixon stockholders who receive Inpixon USA shares in the spin-off would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

Under a tax matters agreement we expect to enter into with Inpixon Federal in connection with the spin-off, we may be required to indemnify Inpixon USA for any taxes resulting from the spin-off (and any related costs and other damages) to the extent such amounts resulted from (i) actions or failures to act by us or (ii) any of the representations or undertakings made by us and contained in any of the spin-off -related agreements being incorrect or violated. Any such indemnity obligations could be material.

The Company may not be able to preserve the tax-free treatment if it engages in desirable strategic or capital-raising transactions following the separation.

Under current law, a spin-off can be rendered taxable to the parent corporation and its stockholders as a result of certain post-spin-off acquisitions of shares or assets of the spun-off corporation. Therefore if we consummate certain strategic or capital raising transactions following the Spin-off it is possible that we may not be able to preserve the tax-free treatment of the separation and distribution. For example, if we (i) enter into any transaction pursuant to which all or a portion of the shares of our common stock would be acquired, whether by merger or otherwise, (ii) issue equity securities beyond certain thresholds, (iii) repurchase shares of our common stock other than in certain open-market transactions, or (iv) cease to actively conduct certain of our businesses the separation and distribution may fail to qualify for tax free treatment.

After the spin-off, certain members of management and directors may hold stock in both Inpixon and Inpixon USA, and as a result may face actual or potential conflicts of interest.

After the spin-off, certain of the management and directors of each of Inpixon and Inpixon USA may own both Inpixon common stock and Inpixon USA common stock. This ownership overlap could create, or appear to create, potential conflicts of interest when Inpixon USA management and directors and Inpixon’s management and directors face decisions that could have different implications for Inpixon USA and Inpixon. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Inpixon USA and Inpixon regarding the terms of the agreements governing the spin-off and Inpixon USA relationship with Inpixon thereafter. Potential conflicts of interest may also arise out of any commercial arrangements that Inpixon USA or Inpixon may enter into in the future.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of up to 10,415 Units that we are offering to be approximately $9.45 million, assuming we sell the maximum amount of Units, after deduction of placement agent fees and estimated expenses payable by us, as described in the section below titled “Plan of Distribution.” Assuming all of the Warrants issued in this offering are exercised in full at the initial exercise price of $0.67 per share, we estimate that we would receive additional net proceeds of approximately $15.1 million. We cannot predict when or if the Warrants will be exercised, however, and it is possible that the Warrants may expire and never be exercised. In addition, the proceeds received in connection with the exercise of the Warrants may be less in the event the exercise price of the Warrants is subsequently reduced in connection with anti-dilution protection included in the Warrants.

We intend to use the net proceeds from this public offering for working capital, general corporate purposes (including research and development and sales and marketing). General corporate purposes may include capital expenditures and trade payables. We will continue to invest in research and development to drive our business growth in securing, digitizing and optimizing premises with indoor positioning analytics for businesses and governments.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Additionally, we may use a portion of the net proceeds of this offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we currently have no commitments with respect to any such acquisitions or investments.

We will not receive any proceeds from the issuance of the Anti-Dilution Shares to the February 2018 Warrant Holders. We will, however, receive proceeds from any cash exercise of the February 2018 Warrants. If all of the February 2018 Warrants were exercised in full for cash, we would receive gross proceeds of approximately $26.8 million. We currently intend to use these proceeds, if any, for working capital and general corporate purposes. However, there can be no assurance that any February 2018 Warrants will be exercised, or if the February 2018 Warrants are exercised, how many would be exercised for cash.

DILUTION

A purchaser of Units in this offering will be immediately diluted to the extent of the difference between the conversion price per share of the Series 4 Preferred and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of December 31, 2017 was approximately ($34.2 million), or ($35.55) per share. After giving effect to the sale by us of 10,415 Units at the public offering price of $1,000 per Unit with a conversion price of $0.46, and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2017 would have been approximately ($26.1 million), or ($1.11) per share. This represents an immediate increase in as adjusted net tangible book value of $34.44 per share to existing stockholders and an immediate dilution of $1.57 per share to new investors of Units in this offering. The following table illustrates the per share dilution to investors of Units in this offering:

Conversion price per share of Series 4 Preferred contained in a Unit		$0.46
Historical net tangible book value per share as of December 31, 2017	$(35.55)
Increase in pro forma net tangible book value per share after to this offering	$34.44
As adjusted pro forma net tangible book value per share as of December 31, 2017, after giving effect to this offering		$(1.11)
Dilution per share to new investors		$1.57

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options, restricted stock units and warrants having a per share exercise price less than the per Unit offering price to the public in this offering.

For purposes of calculating pro forma net tangible book value, the above table is based on 961,666 shares of our common stock issued and outstanding as of December 31, 2017 and assumes the issuance of 22,641,305 shares of our common stock upon the full conversion of the Series 4 Preferred in connection with this offering and does not include the following:

●	105,606 shares of common stock authorized for issuance under the 2011 Employee Stock Incentive Plan, of which 6,933 shares of common stock are underlying outstanding options having a weighted average exercise price of $683.32 per share and 98,673 shares of common stock are available for future issuance and up to an additional 3,000,000 shares of common stock which may be issued under the 2018 Employee Stock Incentive Plan if implemented by the Company’s Board of Directors and 1,389 shares of common stock underlying outstanding options not under the 2011 or 2018 Employee Stock Incentive Plan having a weighted average of $1,215.00 per share;

●	8,302,590 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $3.91 per share;

●	630,139 shares (the “November Note Shares”) of restricted common stock which may be issued upon the conversion of the outstanding principal balance of $1,745,000 plus $145,416 in interest that may accrue through the maturity date of an outstanding convertible promissory note issued on November 17, 2017, as amended on January 5, 2018 (the “November Note”), at a variable rate conversion price that is equal to 70% of the closing bid price of the Company’s common stock as reported by the Nasdaq Stock Market as of the date immediately prior to each applicable conversion date subject to a floor of $3.00. The November Note is not convertible until the six month anniversary of the issue date of the November Note;

●	44,000 shares of common stock reserved for issuance to investor relations firms;

●	up to 34,627,066 additional shares of common stock issuable under the February 2018 Warrants in connection with the anti-dilution protection provisions contained therein that will be triggered as a result of this offering;

●	the Warrants to be issued in this Offering; and

●	shares of common stock or other securities of the Company convertible or exercisable for shares of common stock issued after December 31, 2017.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 10,415 Units. Each Unit will consist of (i) one share of our Series 4 Preferred, with a stated value of $1,000 and convertible into a number of shares of our common stock equal to $1,000 divided by $0.46 and (ii) one Warrant to purchase common stock in an aggregate amount equal to the number of shares of common stock into which the share of Series 4 Preferred is initially convertible. The Units will not be certificated and the shares of Series 4 Preferred and Warrants part of such Units are immediately separable and will be issued separately in this offering.

Common Stock

The material terms of our common stock and our other capital stock are described in the section of the prospectus entitled “Description of Securities” beginning on page 4 of the prospectus.

Series 4 Preferred Stock

Our Board has designated 10,415 shares of preferred stock as Series 4 convertible preferred stock, $0.001 par value with a stated value of $1,000 (the “Series 4 Preferred”). As of April 20, 2018, there were no shares of Series 4 Preferred outstanding. Although there is no current intent to do so, our Board may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred.

The following is a summary of the material terms of our Series 4 Preferred. For more information, please refer to the certificate of designation of preferences, rights and limitations of Series 4 Preferred to be filed as an exhibit to the current report on Form 8-K to be filed with the SEC in connection with this offering.

The Series 4 Preferred will be issued in book-entry form under a preferred stock agent agreement between Corporate Stock Transfer, Inc. as preferred stock agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to $0.46 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection and One-Time Reset Provision. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 3 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 3 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Warrants to Purchase Common Stock

The material terms of the Warrants to be issued are summarized below. For more information, please refer to the terms of the form of Warrant to be filed as an exhibit to the current report on Form 8-K to be filed with the SEC in connection with this offering.

The Warrants to be issued will have an initial exercise price per share equal to $0.67. The Warrants will be exercisable for the number of shares of our common stock underlying the corresponding Unit from its date of issuance and at any time up to the date that is five years after its original date of issuance.

A holder shall have no right to exercise any portion of a Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that an increase in the beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Warrants who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires such warrants with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares will be issued upon the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price of the Warrants is subject to adjustment (but not below the par value of our common stock) in the case of stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The Warrants contain a full ratchet price protection feature, to the extent such warrants have not been exercised previously, to adjust the exercise price and number of shares underlying the warrants if shares of common stock are sold or issued for a consideration per share less than the exercise price per share then in effect, provided, that the exercise price will not be less than $0.124, with certain standard exempt issuances.

In addition, if we effect a fundamental transaction, then upon any subsequent exercise of the Warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale or other disposition of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock. Any successor to us or surviving entity shall assume the obligations under the warrants and shall, at the option of the holder, deliver to the holder in exchange for the Warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the Warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the Warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the Warrant, in the event of any fundamental transaction, the holders of the Warrants will have the right to require us to purchase the Warrants for an amount in cash equal to the value of the Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable fundamental transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP (as defined in the Warrant) during the period beginning on the trading day immediately preceding the announcement of the applicable fundamental transaction and ending on the trading day immediately preceding the consummation of the applicable fundamental transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date (“Black Scholes Value”) provided, however, if the fundamental transaction is not within the Company's control, including not approved by the Company's Board of Directors, the holders shall only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction.

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including voting rights, however, the holders of the Warrants will have certain rights to participate in distributions or rights offerings paid on our common stock to the extent set forth in the Warrants.

We do not intend to apply for listing of the Warrants on the Nasdaq Capital Market. No assurance can be given that a market for the Warrants will develop.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Roth Capital Partners, LLC to act as our exclusive placement agent to solicit offers to purchase the Units offered by this prospectus supplement. The placement agent is not purchasing or selling any Units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of Units, other than to use their “reasonable best efforts” to arrange for the sale of the Units by us. Therefore, we may not sell the entire amount of Units being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our Units in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our Units in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations is subject to conditions contained in the placement agency agreement, including the condition that the certificate of designation of preferences, rights and limitations of Series 4 Preferred shall have been filed with the Secretary of State of Nevada.

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8% of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $100,000, subject to compliance with FINRA Rule 5110(f)(2)(D)(i).

The following table shows the per Unit and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per Unit	$80.00
Total(1)	$833,200.00

(1)	Such amount assumes we sell the maximum amount of Units offered hereby.

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees, will be approximately $130,000. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.45 million, assuming we sell the maximum amount of Units.

If we decide to make a public or private offering of our equity, equity-linked or debt securities, we have granted the placement agent the right to act as the exclusive placement agent or lead underwriter for such offering or, in certain cases as the co-placement or co-underwriter, until the 12 months following the termination of our engagement of the placement agent.

If any investors contacted by the placement agent in connection with this offering shall purchase any securities from us during the period of 6 months following the termination of our engagement of the placement agent, we have agreed to pay a fee of 8% of the gross proceeds of such sale to the placement agent.

Other Relationships

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Determination of Offering Price

The public offering price per Unit is $1,000. The conversion price per share of the Series 4 Preferred is $0.46. The public offering price of the Units, the conversion price and other terms of the Series 4 Preferred Stock and the exercise prices and other terms of the Warrants were negotiated between us and the investors, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the Units we are offering, the conversion price and other terms of the Series 4 Preferred Stock and the exercise price and other terms of the Warrants include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors have agreed with the placement agent to be subject to a lock-up period of 180 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The 180 day lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We will also agree, in the securities purchase agreement, to a lock-up restriction on the issuance and sale of our securities for 90 days following the closing date of the offering, subject to certain exempt issuances.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the placement agent may be required to make with respect to any of these liabilities.

Transfer Agent, Registrar and Warrant Agent

Corporate Stock Transfer Inc. is (i) the transfer agent and registrar for our common stock and our Series 4 Preferred, and (ii) the warrant agent for certain of our warrants issued in June 2017.

Stock Market Listing

Our common stock trades on the Nasdaq Capital Market under the symbol “INPX” and was previously traded under the symbol “SYRX” before our name change, which was effective as of March 1, 2017.

We do not intend to apply to list the Series 4 Preferred or the Warrants we are offering on the Nasdaq Capital Market.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal may be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The placement agent has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Certain legal matters in connection with this offering have been passed upon for the placement agent by Ellenoff, Grossman & Schole LLP, New York, New York. As of the date of this prospectus supplement, MSK and certain principals of the firm own securities of the Company representing in the aggregate less than five percent of the shares of the Company’s common stock outstanding immediately prior to the filing of this prospectus supplement. MSK may receive securities offered pursuant to the registration statement of which this prospectus supplement is a part in connection with the satisfaction of outstanding legal fees payable to MSK. Although MSK is not under any obligation to accept shares of the Company’s common stock in payment for services, it may do so in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 27, 2018;

●	our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, February 5, 2018, February 6, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 16, 2018, March 6, 2018, March 22, 2018, April 4, 2018 and April 23, 2018; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PROSPECTUS

$75,000,000
Common Stock
Preferred Stock
Warrants
Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $75,000,000 in any combination of common stock, preferred stock, warrants, and units.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SYRX.” On May 22, 2015, the closing price of our common stock as reported by the NASDAQ Capital Market was $1.97 per share. The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on May 22, 2015 was $26,724,976. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of the voting and non-voting common equity in any 12 month period so long as our public float remains below $75 million.

As of May 22, 2015, the registration statement on Form S-1 (No. 333-198502), declared effective by the Securities and Exchange Commission on September 11, 2014, is available for use by the selling stockholders listed therein to offer up to 5,768,470 shares of common stock, including 139,584 shares of common stock issuable upon exercise of certain warrants. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, except in connection with the exercise of the warrants.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” or “Sysorex” refer to Sysorex Global Holdings Corp. and its subsidiaries.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ’‘may,’’ ’‘will,’’ ’’should,’’ ’‘could,’’ ’‘expects,’’ ’‘plans,’’ ’‘intends,’’ ’‘anticipates,’’ ’‘believes,’’ ’‘estimates,’’ ’‘predicts,’’ ’‘potential,’’ or ’‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Sysorex Global Holdings Corp.

Sysorex provides data analytics and location-based solutions and services to commercial and government customers worldwide. We have developed a new kind of discovery platform that blends data from traditional software and network systems with the growing universe of mobile and Internet-connected things. In doing so we have created a high velocity, secure and scalable platform that we believe allows our customers to evaluate their most complex business issues, and compete successfully in their respective markets. Our analytics products provide turnkey vertical solutions from ETL (extract, transfer, load) to BI (business intelligence) to the final visualization of the data. These solutions are available on-premise or in the Cloud.

Our data analytics products integrate with our AirPatrol product line, which includes technology for enterprises, government agencies, developers, and services providers aimed at improving mobile security, improving information access and boosting application engagement by adding location-based delivery and management by collecting data from any wireless device in close proximity (Cellular, WiFi, BLE, RFID, etc.) and extending to any connected device in the Internet of Things (IoT) landscape. We believe our products can deliver critical information at the right time based on our integrated solutions allowing us to uniquely blend the real world and the digital world. We believe our AirPatrol product line is also well positioned for the Cyber Security market as a mobile device management and detection technology solution. We believe our location accuracy of less than 10-feet and ability to capture all RF frequencies is unmatched. Detecting rogue devices that could be a security threat to an enterprise or government agency and then providing accurate location of that device is an important security application for our customers. Our AirPatrol product line has two patents and several others pending worldwide.

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Sysorex also provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology business consulting services. These allow Sysorex to offer turnkey solutions when requested by customers.

Sysorex’s core practice areas include:

●	Big Data — mining terabytes of data from disparate sources in real time

●	Advanced analytics

●	Location-based security and detection (ZoneDefense)

●	Location-based context aware marketing (ZoneAware)

●	Secure wireless networking

●	Enterprise IT as a service

●	Converged infrastructure

●	Cloud based applications and analytics for Media & Publishing

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-1267. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, Carlsbad California, Maple Lawn Maryland and Coquitlam, British Columbia. Our Internet website is www.Sysorex.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our common stock. Our common stock, par value $0.001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “SYRX.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Sysorex in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have authorized 205,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 22, 2015, we had 19,811,407 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SYRX”. On May 22, 2015, the last sale price of our common stock was $1.97 per share. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. with an address at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

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It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

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Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Anti-Takeover Effects of Certain Provisions of Nevada Law, Our Charter Documents and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

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Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

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Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

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If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

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Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Richardson & Patel, LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

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EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.sysorex.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 27, 2015;

●	Our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2015;

●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2015, February 5, 2015, April 21, 2015, April 30, 2015, and May 7, 2015; and

The description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Sysorex Global Holdings Corp., 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, Attn: Interim Chief Financial Officer, 408-702-2167.

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Up to 10,415 Units Consisting of Series 4 Convertible Preferred Stock and Warrants

PROSPECTUS SUPPLEMENT

April 20, 2018

Roth Capital Partners